Earnings Release and Supplemental Report Scripps Wateridge 1 San Diego, CA second quarterReturn 2019 to TOC

Earnings Release 3 Consolidated Financial Statements 8 Overview 12 Portfolio Summary 13 Property Count Reconciliations 16 Capitalization and Indebtedness 17 Investment Summary 20 Developments and Redevelopments 22 Capital Expenditures 24 Portfolio Diversification 25 Expirations and Maturities 26 Triple-net Master Lease Profile 27 Portfolio Senior Housing Triple-net 28 Senior Housing Operating Portfolio 31 Life Science 36 Medical Office 39 Other 42 Guidance 46 Glossary and Debt Ratios 47 TABLE OF Company Information 53 Contents Forward-Looking Statements & Risk Factors 54 Discussion and Reconciliation of Non-GAAP Financial Measures 2 Return to TOC

HCP Reports Second Quarter 2019 Results

IRVINE, CA, July 31, 2019 -- HCP, Inc. (NYSE: HCP) today announced results for the second quarter ended June 30, 2019. For the quarter, HCP generated a net loss of $0.03 per share, NAREIT FFO of $0.41 per share, FFO as adjusted of $0.44 per share and blended Total Portfolio SPP Cash NOI growth of 3.5%.

SECOND QUARTER 2019 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS

- Closed on $842 million of acquisitions in the second quarter, including $803 million previously announced
  - $245 million previously announced acquisition of Sierra Point Towers in South San Francisco
  - $445 million previously announced acquisition of nine recently-built senior housing properties operated by Discovery Senior Living ("Discovery")
  - $113 million previously announced acquisition of three recently-built senior housing properties operated by Oakmont Senior Living ("Oakmont")
  - $24 million of other miscellaneous senior housing acquisitions
  - $15 million acquisition of an on-campus medical office building in Overland Park, Kansas (Kansas City MSA)
- Closed on $528 million of newly announced acquisitions in July 2019
  - $228 million four-building life science campus in Lexington, Massachusetts
  - $284 million portfolio of five recently-built senior housing properties in California operated by Oakmont
  - $16 million building on an existing HCP life science campus in the Sorrento Mesa submarket of San Diego, California
- Entered into an agreement to sell our direct financing lease interests in 13 non-core senior housing properties for $274 million
- Delivered Phase III of The Cove in South San Francisco, representing 324,000 square feet of Class A life science space that is 100% leased
- Added one on-campus medical office development with a total estimated spend of $12 million to our development program with HCA Healthcare ("HCA")
- Renewed the senior housing master lease with Aegis Living ("Aegis") whereby the existing rent will escalate at 3% per year through 2030
- Amended our lease agreements with Harbor Retirement Associates ("HRA") to create an 8-property master lease maturing in 2028
- Completed the previously announced conversion of an additional 15 senior housing properties operated by Sunrise Senior Living ("Sunrise") from triple-net leases to RIDEA structures
- Issued $1.3 billion of senior unsecured notes
- Upsized revolving credit facility to $2.5 billion and originated a $250 million unsecured term loan facility
- Sold 15.7 million shares of common stock under our ATM equity offering program for estimated net proceeds of $496 million
- Increased 2019 FFO as adjusted per share guidance by two cents at the midpoint and 2019 blended Total Portfolio SPP Cash NOI guidance by 50 basis points at the midpoint
- Named to Corporate Responsibility Magazine's 100 Best Corporate Citizens List for 2019 and became a constituent in the Dow Jones Global 1200 ESG Index for the first time in 2019

SECOND QUARTER COMPARISON

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018	
(in thousands, except per share amounts)	**Amount**	**Per Share**	**Amount**	**Per Share**
Net income (loss), diluted	$ (13,991)	$ (0.03)	$ 89,481	$ 0.19
NAREIT FFO, diluted	199,906	0.41	209,895	0.45
FFO as adjusted, diluted	214,385	0.44	219,483	0.47
FAD, diluted	196,551		190,103	

NAREIT FFO, FFO as adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts (refer to the "Funds From Operations" and "Funds Available for Distribution" sections of this release for additional information). See "June 30, 2019 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

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SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The table below outlines the year-over-year three month and year-to-date SPP Cash NOI growth:

Year-Over-Year Total SPP Cash NOI Growth

	% of Total SPP	Three Month	Year-To-Date
Senior housing	30.7%	1.4%	0.5%
Life science	26.0%	6.1%	6.5%
Medical office	37.1%	3.8%	4.2%
Other non-reportable segments ("Other")	6.1%	2.5%	2.4%
Total Portfolio	**100.0%**	**3.5%**	**3.5%**

RECENT TRANSACTION UPDATES

THE HARTWELL INNOVATION CAMPUS ACQUISITION

In July 2019, HCP acquired a $228 million life science campus known as The Hartwell Innovation Campus ("Hartwell") located in the suburban Boston submarket of Lexington, Massachusetts, which represents a 5.25% year one cash capitalization rate. The 277,000 square feet campus, comprised of four buildings, is 100% leased to seven biopharmaceutical and medical diagnostics tenants. The Hartwell acquisition brings HCP's life science presence in Boston to approximately one million square feet (inclusive of the 75 Hayden development) and is HCP's third campus owned in partnership with leading local partner King Street Properties.

OAKMONT PORTFOLIO ACQUISITION

In July 2019, HCP acquired a portfolio of five senior housing properties in California operated by Oakmont totaling 430 units for $284 million. The properties are located in Huntington Beach, Los Angeles, San Jose and San Francisco. The average age of the properties is less than two years. As part of the transaction, HCP assumed $112 million of secured debt and issued downREIT units at $32.05 per share for approximately 11% of the $284 million purchase price. The year one cash capitalization rate is in the mid 5's.

HCP continues to expand its relationship with Oakmont, demonstrating our commitment to grow with a top-tier operator and developer in high barrier to entry California markets.

SAN DIEGO LIFE SCIENCE ACQUISITION

In July 2019, HCP acquired a $16 million, two-story office building in the Sorrento Mesa submarket of San Diego. The 56,000 square foot property is located on HCP's Directors Place campus which includes two existing life science buildings and a future development site. HCP intends to place the property into redevelopment in 2020 upon the expiration of the in-place leases and convert the building from office to lab. This value-add acquisition has an expected yield of 8% upon stabilization.

OVERLAND PARK ACQUISITION

In May 2019, HCP acquired a medical office building in Overland Park, an affluent suburb of Kansas City. The purchase price was $15 million, which represents a 5.5% year one cash capitalization rate. The 38,000 square foot property is 100% leased and is located on campus of HCA's Midwest Menorah Medical Center, a 154-bed acute care leading local hospital. This acquisition augments our local footprint, as we already own an existing 59,000 square foot medical office building on the same campus.

PRIME CARE DISPOSITION

HCP entered into a definitive agreement to sell our direct financing lease interests in 13 non-core senior housing properties to Prime Care, LLC and its affiliates ("Prime Care") for $274 million. The properties are currently leased to Prime Care under direct financing leases and were acquired by HCP as part of the CNL transaction in 2006. The properties are managed by Sunrise (11) and Harbor Retirement Associates ("HRA") (2). The direct financing leases have bargain purchase options at lease maturity.

The disposition of these properties is consistent with HCP's strategy of eliminating complex financing arrangements that do not align incentives among the parties, and recycling capital into newer properties. The transaction has a yield on sale of 8.2% and is expected to close in the third quarter of 2019.

AEGIS LEASE RENEWAL

HCP renewed the 10-property senior housing master lease with Aegis for an additional 10 years. The master lease now matures in July 2030. These are high-quality, high-performing properties in Seattle and California with strong coverage.

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HRA LEASE AMENDMENT In the second quarter, HCP entered into an agreement with HRA to amend the existing leases. HCP will sell six low performing non core properties and combine the remaining 8 properties into a single master lease with a common maturity date in December 2028 and 2.5% annual escalators. HCP received improved lease covenants and guaranties, and will fund up to $10 million of capital improvements which will generate a yield of 6.5%. The restructuring also improves the geographic footprint and asset quality of HCP’s HRA portfolio. DEVELOPMENT UPDATES MEDICAL OFFICE DEVELOPMENT PROGRAM WITH HCA In July 2019, HCP signed a definitive agreement on a $12 million, 42,000 square foot, on-campus medical office development, located in Brooksville, Florida (Tampa MSA). The project consists of a two-story medical office building located on HCA's Oak Hill Hospital campus. HCA has committed to lease 55% of the space. HCP’s development program with HCA now includes five development projects, with a total estimated development spend of approximately $110 million. THE COVE PHASE III DELIVERY In the second quarter of 2019, HCP completed and delivered Phase III of The Cove, which consists of 324,000 square feet of Class A life science space. The two completed buildings are part of HCP’s best-in-class, one million square foot life science campus in South San Francisco and are 100% occupied by a strong roster of tenants generating a stabilized yield of approximately 9.5%. The completion of this development project further solidifies our position as the dominant life science landlord in South San Francisco. PREVIOUSLY ANNOUNCED TRANSACTION UPDATES SIERRA POINT TOWERS ACQUISITION During the second quarter of 2019, HCP completed the previously announced acquisition of Sierra Point Towers, a 427,000 square foot, two-building life science and office campus in the South San Francisco life science submarket for $245 million. Sierra Point Towers is strategically located adjacent to our The Shore at Sierra Point development project and together creates a Class A life science campus with over one million square feet. DISCOVERY PORTFOLIO ACQUISITION In April 2019, HCP closed on the previously announced acquisition of nine newly-built senior housing properties operated by Discovery for $445 million. The properties are located in the high-growth markets of Florida (7), Georgia (1) and Texas (1). OAKMONT PORTFOLIO ACQUISITION In May 2019, HCP closed on the previously announced acquisition of three newly-built senior housing properties operated by Oakmont and located in California (Los Angeles, Bay Area, and Sacramento) for $113 million. SUNRISE RIDEA CONVERSIONS In the second quarter of 2019, HCP completed the previously announced conversion of 15 high quality senior housing properties operated by Sunrise from triple-net leases to RIDEA structures. This is in addition to the 18 Sunrise senior housing properties converted to RIDEA in the prior quarter. HCP remains on track to convert two additional Sunrise triple-net lease properties to RIDEA structures in the second half of 2019. Sunrise will remain the operator of all 35 properties. BALANCE SHEET AND CAPITAL MARKET ACTIVITIES SENIOR UNSECURED NOTES In July 2019, HCP completed a public offering of senior unsecured notes for total gross proceeds of $1.3 billion across two tranches: $650 million of 3.250% notes due 2026 and $650 million of 3.500% notes due 2029. Net proceeds from the offering were used to (i) redeem all of HCP's outstanding $800 million 2.625% senior unsecured notes due February 2020 and (ii) repurchase $250 million of HCP's 4.000% senior unsecured notes due 2022 and $250 million of HCP's 4.250% senior unsecured notes due 2023, pursuant to tender offers completed in July 2019. In connection with the foregoing redemption and tender offers, HCP incurred a loss on debt extinguishment of approximately $35 million in July 2019. 5 Return to TOC

REVOLVING CREDIT FACILITY AND NEW TERM LOAN In May 2019, HCP closed on a $2.5 billion unsecured revolving credit facility (“credit facility”) and a new five year $250 million unsecured term loan. HCP successfully reduced its borrowing costs by 5 basis points under the credit facility and extended the maturity date to May 23, 2023, plus two six-month extension options at HCP's discretion. Based on HCP's current senior unsecured long-term debt ratings, the credit facility bears interest annually at LIBOR plus 82.5 basis points with a facility fee of 15 basis points, and the term loan bears interest annually at LIBOR plus 90 basis points. At June 30, 2019, HCP had $2 billion available under its credit facility. EQUITY CAPITAL MARKETS ACTIVITY From May through July 2019, we sold 15.7 million shares of common stock under our ATM program at an initial weighted average net price of $31.53 per share. • 9.8 million shares of common stock were sold via forward sales agreements • 5.9 million shares of common stock were sold directly for net proceeds of $189 million As of July 3, 2019, HCP had settled seven million shares that were sold under forward sales agreements for net proceeds of $213 million, and 23 million shares remained outstanding under forward contracts. We expect to settle the remaining forward contracts within the next 12 months to fund acquisition, development and other investment activities. DIVIDEND On July 25, 2019, we announced that our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on August 20, 2019, to stockholders of record as of the market close on August 5, 2019. SUSTAINABILITY In May 2019, HCP was named to Corporate Responsibility (CR) Magazine's 100 Best Corporate Citizens List for 2019. The roster recognizes the standout environmental, social and governance ("ESG") performance of public companies across the United States. Furthermore, for the first time, we were named as a constituent in the Dow Jones Global 1200 ESG Index. More information about HCP's sustainability efforts, including a link to our Sustainability Report, is available on our website at www.hcpi.com/sustainability. 2019 GUIDANCE For full year 2019, we are updating the following guidance ranges: • Diluted net income per share to range between $0.15 to $0.21 • Diluted NAREIT FFO per share of $1.62 to $1.66 • Diluted FFO as adjusted per share of $1.73 to $1.77 • Blended Total Portfolio SPP Cash NOI growth of 2% to 3% These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional details and information regarding these estimates, refer to the 2019 Guidance section of our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, which are both available in the Investor Relations section of our website at http://ir.hcpi.com. COMPANY INFORMATION HCP has scheduled a conference call and webcast for Thursday, August 1, 2019, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the second quarter ended June 30, 2019. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 4351219. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.hcpi.com. An archive of the webcast will be available on HCP's website through August 1, 2020, and a telephonic replay can be accessed through August 16, 2019, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10132487. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website. ABOUT HCP HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.   6 Return to TOC

FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof.  Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions discussed in this release, including without limitation those described under the headings "Recent Transaction Updates," "Development Updates," “Previously Announced Transaction Updates” and "Balance Sheet and Capital Markets Activities"; (ii) statements regarding the payment of a quarterly cash dividend; and (iii) all statements under the heading "2019 Guidance," including without limitation with respect to expected net income, NAREIT FFO per share, FFO as adjusted per share, SPP Cash NOI growth and other financial projections and assumptions, as well as comparable statements included in other sections of this release.  Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations.  While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained.  Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict.  These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues and net operating income; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our or our counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; our ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; our ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.  Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.      CONTACT Andrew Johns Vice President – Finance and Investor Relations 949-407-0400 7 Return to TOC

HCP, Inc. Consolidated Balance Sheets In thousands, except share and per share data (unaudited)   June 30, 2019 December 31, 2018 Assets Real estate: Buildings and improvements $ 11,784,671 $ 10,877,248 Development costs and construction in progress 496,662 537,643 Land 1,879,227 1,637,506 Accumulated depreciation and amortization (2,926,656) (2,842,947) Net real estate 11,233,904 10,209,450 Net investment in direct financing leases 357,104 713,818 Loans receivable, net 124,559 62,998 Investments in and advances to unconsolidated joint ventures 518,033 540,088 Accounts receivable, net of allowance of $6,899 and $5,127 53,840 48,171 Cash and cash equivalents 130,521 110,790 Restricted cash 25,531 29,056 Intangible assets, net 317,960 305,079 Assets held for sale, net 160,999 108,086 Right-of-use asset, net 172,424 — Other assets, net 618,218 591,017 Total assets $ 13,713,093 $ 12,718,553 Liabilities and Equity Bank line of credit $ 530,004 $ 80,103 Term loan 248,821 — Senior unsecured notes 5,262,694 5,258,550 Mortgage debt 161,829 138,470 Other debt 87,211 90,785 Intangible liabilities, net 53,771 54,663 Liabilities of assets held for sale, net 30,093 1,125 Lease liability 154,877 — Accounts payable and accrued liabilities 371,235 391,583 Deferred revenue 193,286 190,683 Total liabilities 7,093,821 6,205,962 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 491,108,584 and 477,496,499 shares issued and outstanding 491,109 477,496 Additional paid-in capital 8,801,037 8,398,847 Cumulative dividends in excess of earnings (3,233,283) (2,927,196) Accumulated other comprehensive income (loss) (4,459) (4,708) Total stockholders' equity 6,054,404 5,944,439 Joint venture partners 388,617 391,401 Non-managing member unitholders 176,251 176,751 Total noncontrolling interests 564,868 568,152 Total equity 6,619,272 6,512,591 Total liabilities and equity $ 13,713,093 $ 12,718,553 8 Return to TOC

HCP, Inc.

Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Revenues:				
Rental and related revenues	$ 301,197	$ 317,840	$ 595,419	$ 634,592
Resident fees and services	177,766	136,774	304,461	279,588
Income from direct financing leases	10,190	13,490	23,714	26,756
Interest income	2,414	1,447	4,127	7,812
Total revenues	491,567	469,551	927,721	948,748
Costs and expenses:				
Interest expense	56,942	73,038	106,269	148,140
Depreciation and amortization	165,296	143,292	297,247	286,542
Operating	213,993	173,866	382,920	346,418
General and administrative	27,120	22,514	48,475	51,689
Transaction costs	1,337	2,404	5,855	4,599
Impairments (recoveries), net	68,538	13,912	77,396	13,912
Total costs and expenses	533,226	429,026	918,162	851,300
Other income (expense):				
Gain (loss) on sales of real estate, net	11,448	46,064	19,492	66,879
Loss on debt extinguishments	(1,135)	—	(1,135)	—
Other income (expense), net	21,008	1,786	24,141	(38,621)
Total other income (expense), net	31,321	47,850	42,498	28,258
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	**(10,338)**	**88,375**	**52,057**	**125,706**
Income tax benefit (expense)	1,864	4,654	5,322	9,990
Equity income (loss) from unconsolidated joint ventures	(1,506)	(101)	(2,369)	469
Net income (loss)	**(9,980)**	**92,928**	**55,010**	**136,165**
Noncontrolling interests' share in earnings	(3,617)	(2,986)	(7,137)	(5,991)
Net income (loss) attributable to HCP, Inc.	**(13,597)**	**89,942**	**47,873**	**130,174**
Participating securities' share in earnings	(394)	(461)	(837)	(852)
Net income (loss) applicable to common shares	**$ (13,991)**	**$ 89,481**	**$ 47,036**	**$ 129,322**
Earnings per common share:				
Basic	$ (0.03)	$ 0.19	$ 0.10	$ 0.28
Diluted	$ (0.03)	$ 0.19	$ 0.10	$ 0.28
Weighted average shares outstanding:				
Basic	478,739	469,769	478,260	469,664
Diluted	478,739	469,941	479,885	469,799

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HCP, Inc.

Funds From Operations

In thousands, except per share data

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Net income (loss) applicable to common shares	**$ (13,991)**	**$ 89,481**	**$ 47,036**	**$ 129,322**
Real estate related depreciation and amortization	165,296	143,292	297,247	286,542
Real estate related depreciation and amortization on unconsolidated joint ventures	15,123	16,162	30,200	33,550
Real estate related depreciation and amortization on noncontrolling interests and other	(5,013)	(1,664)	(9,934)	(4,207)
Other real estate-related depreciation and amortization	1,357	1,268	3,442	2,563
Loss (gain) on sales of real estate, net	(11,448)	(46,064)	(19,492)	(66,879)
Loss (gain) on sales of real estate, net on noncontrolling interests	208	—	208	—
Loss (gain) upon consolidation of real estate, net[1]	(11,501)	—	(11,501)	41,017
Taxes associated with real estate dispositions	—	1,147	—	1,147
Impairments (recoveries) of depreciable real estate, net	58,391	6,273	67,249	6,273
NAREIT FFO applicable to common shares	198,422	209,895	404,455	429,328
Distributions on dilutive convertible units and other	1,484	—	3,279	—
Diluted NAREIT FFO applicable to common shares	**$ 199,906**	**$ 209,895**	**$ 407,734**	**$ 429,328**
Diluted NAREIT FFO per common share	**$ 0.41**	**$ 0.45**	**$ 0.84**	**$ 0.91**
Weighted average shares outstanding - diluted NAREIT FFO	485,054	469,941	484,435	469,799
Impact of adjustments to NAREIT FFO:				
Transaction-related items	$ 6,435	$ 1,993	$ 12,324	$ 3,934
Other impairments (recoveries) and losses (gains), net[2]	10,147	7,639	10,147	4,341
Severance and related charges[3]	3,728	—	3,728	8,738
Loss on debt extinguishments	1,135	—	1,135	—
Litigation costs (recoveries)	(527)	179	(399)	585
Casualty-related charges (recoveries), net[4]	(6,242)	—	(6,242)	—
Foreign currency remeasurement losses (gains)	(159)	(195)	(187)	(65)
Total adjustments	14,517	9,616	20,506	17,533
FFO as adjusted applicable to common shares	212,939	219,511	424,961	446,861
Distributions on dilutive convertible units and other	1,446	(28)	3,226	(45)
Diluted FFO as adjusted applicable to common shares	**$ 214,385**	**$ 219,483**	**$ 428,187**	**$ 446,816**
Diluted FFO as adjusted per common share	**$ 0.44**	**$ 0.47**	**$ 0.88**	**$ 0.95**
Weighted average shares outstanding - diluted FFO as adjusted	485,054	469,941	484,435	469,799

(1) For the three and six months ended June 30, 2019, represents the gain related to the acquisition of the outstanding equity interests in a previously unconsolidated senior housing joint venture. For the six months ended June 30, 2018, represents the loss on consolidation of seven U.K. care homes.

(2) For the three and six months ended June 30, 2019, represents the impairment of 13 senior housing triple-net facilities under DFLs recognized as a result of entering into sales agreements. For the three months ended June 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale. For the six months ended June 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale, partially offset by an impairment recovery upon the sale of our Tandem Mezzanine Loan in March 2018.

(3) For the three and six months ended June 30, 2019, relates to the departure of certain former employees. For the six months ended June 30, 2018, primarily relates to the departure of our former Executive Chairman, which consisted of $6 million of cash severance and $3 million of equity award vestings.

(4) For the three and six months ended June 30, 2019, represents incremental insurance proceeds received for property damage and other associated costs related to hurricanes in 2017.

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HCP, Inc.

Funds Available for Distribution

In thousands

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
FFO as adjusted applicable to common shares	$ 212,939	$ 219,511	$ 424,961	$ 446,861
Amortization of deferred compensation[(1)]	4,308	4,299	7,898	7,719
Amortization of deferred financing costs	2,740	3,355	5,440	6,690
Straight-line rents	(5,695)	(5,793)	(11,940)	(16,479)
FAD capital expenditures	(19,513)	(26,346)	(38,733)	(45,592)
Lease restructure payments	292	303	580	601
CCRC entrance fees[(2)]	4,845	3,652	8,340	6,679
Deferred income taxes	(3,897)	(5,731)	(7,629)	(7,871)
Other FAD adjustments[(3)]	(952)	(3,147)	(2,381)	(6,774)
FAD applicable to common shares	195,067	190,103	386,536	391,834
Distributions on dilutive convertible units and other	1,484	—	3,278	—
Diluted FAD applicable to common shares	**$ 196,551**	**$ 190,103**	**$ 389,814**	**$ 391,834**
Weighted average shares outstanding - diluted FAD	485,054	469,941	484,435	469,799

(1) Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as adjusted in severance and related charges.

(2) Represents our 49% share of our CCRC JV's non-refundable entrance fees collected in excess of amortization.

(3) Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

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The Numbers

Overview[1]

As of and for the quarter and six months ended June 30, 2019, dollars, square feet, and shares in thousands, except per share data

	2Q19	YTD 2019
Financial Metrics		
Diluted earnings per common share	($0.03)	$0.10
Diluted NAREIT FFO per common share	$0.41	$0.84
Diluted FFO as adjusted per common share	$0.44	$0.88
Dividends per common share	$0.37	$0.74
Real Estate Revenues	$489,153	$923,594
NOI	$275,160	$540,674
Cash NOI	$272,210	$535,385
Portfolio Income[2]	$296,857	$583,146

Same Property Portfolio Cash NOI Growth	**% of Total SPP**	**2Q19**	**YTD 2019**
Senior housing	30.7%	1.4%	0.5%
Life science	26.0%	6.1%	6.5%
Medical office	37.1%	3.8%	4.2%
Other	6.1%	2.5%	2.4%
Total	**100.0%**	**3.5%**	**3.5%**

Capitalization	**2Q19**
Common stock outstanding and DownREIT units	497,658
Total Market Equity	$15,915,103
Enterprise Debt	$6,806,248

Debt Ratios	**2Q19**
Financial Leverage	38.1%
Secured Debt Ratio	2.8%
Net Debt to Adjusted EBITDAre	5.7x
Adjusted Fixed Charge Coverage	4.2x

Portfolio Statistics	**Property Count**	**Capacity**	**Occupancy**
Senior housing triple-net	105	11,163 Units	84.8%
SHOP	135	16,043 Units	81.9%
Life science	126	7,559 Sq. Ft.	96.3%
Medical office	268	20,728 Sq. Ft.	92.0%
Other[3]	111	N/A	N/A
Total	**745**	N/A	N/A

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Includes our share of unconsolidated joint ventures ("JVs") and activity from assets sold and held for sale during the periods presented.

(3) Our Other non-reportable segment consists of the following: 13 hospitals and post-acute/skilled, 15 properties in our CCRC JV, 68 properties in our U.K. JV and 15 other unconsolidated JV properties.

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Portfolio Summary

As of and for the quarter ended June 30, 2019, dollars in thousands

	Property Count	Average Age	Portfolio Investment	Portfolio Income	Private Pay %(1)
Wholly Owned Property Portfolio					
Senior housing triple-net	105	21	$ 1,992,445	$ 53,807	91.7
SHOP	124	20	3,634,908	40,382	97.4
Life science	110	21	4,402,761	74,502	100.0
Medical office	262	23	4,894,723	90,548	100.0
Other	13	28	321,500	12,971	68.4
	614	**22**	**$ 15,246,336**	**$ 272,210**	**96.5**
Developments					
Life science	11	N/A	$ 399,619	$ —	—
Medical office	4	N/A	18,778	—	—
	15	**N/A**	**$ 418,396**	**$ —**	**—**
Redevelopments(3)					
SHOP	11	N/A	$ 95,861	$ —	—
Life science	5	N/A	221,513	—	—
Medical office	2	N/A	7,182	—	—
	18	**N/A**	**$ 324,555** (3)	**$ —**	**—**
Debt Investments					
Other	—	N/A	$ 144,033	$ 2,414	—
Total					
Senior housing triple-net	105	21	$ 1,992,445	$ 53,807	91.7
SHOP	135	20	3,730,768	40,382	97.4
Life science	126	21	5,023,892	74,502	100.0
Medical office	268	23	4,920,682	90,548	100.0
Other	13	28	465,533	15,385	68.4
	647	**22**	**$ 16,133,320**	**$ 274,624**	**96.5**
HCP's Share of Unconsolidated JVs(4)					
Other	98	26	$ 1,155,080	$ 22,233	72.1
Total Portfolio	**745**	**22**	**$ 17,288,400**	**$ 296,857**	**94.6**

PORTFOLIO INCOME



Unconsolidated JVs(2) 7%
SHOP 14%
Hospitals and Other 5%
Senior housing triple-net 18%
$296.9M
Medical office 31%
Life science 25%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.
(2) Includes 5.1% related to 15 assets in our unconsolidated CCRC JV and 1.6% related to 68 assets contributed to our U.K. JV.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Wholly Owned Property Portfolio section above.
(4) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

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Quarter NOI Summary

For the quarter ended June 30, 2019, dollars in thousands

NOI SUMMARY

	NOI			SPP NOI		
	Real Estate Revenues	Operating Expenses	NOI[1]	SPP Real Estate Revenues	SPP Operating Expenses	SPP NOI
Wholly-Owned						
Senior housing triple-net	$ 49,866	$ (866)	$ 49,000	$ 46,630	$ (80)	$ 46,550
SHOP	177,001	(137,460)	39,542	62,042	(41,572)	20,470
Total Senior housing	$ 226,867	$ (138,326)	$ 88,541	$ 108,672	$ (41,652)	$ 67,020
Life science	107,596	(25,480)	82,115	76,519	(18,007)	58,512
Medical office	141,927	(50,176)	91,751	126,653	(44,059)	82,594
Other	12,764	(11)	12,753	12,764	(7)	12,756
	$ 489,153	**$ (213,993)**	**$ 275,160**	**$ 324,608**	**$ (103,726)**	**$ 220,882**

CASH NOI SUMMARY

	Cash NOI			SPP Cash NOI		
	Cash Real Estate Revenues	Cash Operating Expenses	Cash NOI[1]	SPP Cash Real Estate Revenues	SPP Cash Operating Expenses	SPP Cash NOI
Wholly-Owned						
Senior housing triple-net	$ 54,659	$ (852)	$ 53,807	$ 46,947	$ (66)	$ 46,881
SHOP	178,129	(137,747)	40,382	62,251	(41,700)	20,550
Total Senior housing	$ 232,788	$ (138,599)	$ 94,189	$ 109,198	$ (41,767)	$ 67,432
Life science	99,969	(25,467)	74,502	74,985	(17,994)	56,992
Medical office	139,784	(49,236)	90,548	125,172	(43,351)	81,820
Other	12,982	(11)	12,971	12,982	(7)	12,974
	$ 485,522	**$ (213,313)**	**$ 272,210**	**$ 322,337**	**$ (103,119)**	**$ 219,218**

THREE-MONTH SPP

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SPP based on Cash NOI	% of Segment SPP based on Cash NOI	2Q19	2Q18	SPP NOI	SPP Cash NOI	2Q19	1Q19	SPP NOI	SPP Cash NOI
Senior housing triple-net	103	21	87	85.0%	86.4%	1.9%	3.1%	85.0%	85.5%	1.6%	7.3%
SHOP	39	9	51	87.2%	89.4%	(0.5%)	(2.3%)	87.2%	88.0%	(0.6%)	(1.3%)
Total Senior housing	142	31	72			1.2%	1.4%			0.9%	4.5%
Life science	95	26	76	95.3%	95.0%	7.4%	6.1%	95.3%	96.8%	1.8%	0.5%
Medical office	237	37	90	92.5%	92.3%	2.5%	3.8%	92.5%	92.4%	(1.2%)	(0.5%)
Other	13	6	100	N/A	N/A	1.7%	2.5%	N/A	N/A	0.5%	0.7%
Total	**487**	**100**	**81**			**3.3%**	**3.5%**			**0.3%**	**1.3%**

(1) NOI and Cash NOI include $6.1 million attributable to noncontrolling interests, excluding DownREITS.

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Year-to-Date NOI Summary

For the six months ended June 30, 2019, dollars in thousands

NOI SUMMARY

	NOI			SPP NOI		
	Real Estate Revenues	Operating Expenses	NOI[(1)]	SPP Real Estate Revenues	SPP Operating Expenses	SPP NOI
Wholly-Owned						
Senior housing triple-net	$ 108,758	$ (1,859)	$ 106,899	$ 92,547	$ (159)	$ 92,388
SHOP	303,182	(234,407)	68,774	119,350	(79,888)	39,462
Total Senior housing	$ 411,940	$ (236,266)	$ 175,674	$ 211,897	$ (80,047)	$ 131,850
Life science	202,068	(47,472)	154,596	145,929	(33,691)	112,238
Medical office	284,122	(99,163)	184,959	241,021	(81,446)	159,575
Other	25,464	(18)	25,446	25,464	(14)	25,450
	$ 923,594	**$ (382,920)**	**$ 540,674**	**$ 624,312**	**$ (195,198)**	**$ 429,114**

CASH NOI SUMMARY

	Cash NOI			SPP Cash NOI		
	Cash Real Estate Revenues	Cash Operating Expenses	Cash NOI[(1)]	SPP Cash Real Estate Revenues	SPP Cash Operating Expenses	SPP Cash NOI
Wholly-Owned						
Senior housing triple-net	$ 113,986	$ (1,717)	$ 112,270	$ 90,697	$ (131)	$ 90,566
SHOP	305,278	(234,511)	70,768	119,998	(80,210)	39,789
Total Senior housing	$ 419,265	$ (236,227)	$ 183,038	$ 210,695	$ (80,341)	$ 130,355
Life science	191,951	(47,446)	144,505	143,977	(33,665)	110,312
Medical office	279,269	(97,284)	181,985	237,728	(80,233)	157,496
Other	25,876	(18)	25,858	25,876	(14)	25,863
	$ 916,361	**$ (380,976)**	**$ 535,385**	**$ 618,277**	**$ (194,252)**	**$ 424,025**

SIX-MONTH SPP

				Year-Over-Year			
				Occupancy		Growth	
	Property Count	% of Total SPP based on Cash NOI	% of Segment SPP based on Cash NOI	2Q19	2Q18	SPP NOI	SPP Cash NOI
Senior housing triple-net	103	21	81	85.0%	86.5%	1.0%	2.7%
SHOP	38	9	56	88.0%	90.7%	(3.6%)	(4.3%)
Total Senior housing	141	31	71			(0.4%)	0.5%
Life science	94	26	76	95.3%	94.9%	6.9%	6.5%
Medical office	230	37	87	92.9%	92.9%	3.3%	4.2%
Other	13	6	94	N/A	N/A	2.0%	2.4%
Total	**478**	**100**	**79**			**2.9%**	**3.5%**

(1) NOI and Cash NOI include $12.1 million attributable to noncontrolling interests, excluding DownREITS.

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Property Count Reconciliations

As of June 30, 2019

PROPERTY COUNT RECONCILIATION

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Prior Quarter Total Property Count	**126**	**102**	**125**	**269**	**112**	**734**
Acquisitions	—	12	2	1	—	15
Assets sold	—	(1)	(1)	(5)	—	(7)
Senior housing triple-net to SHOP conversions	(21)	22	—	—	(1)	—
New Developments	—	—	—	3	—	3
Current Quarter Total Property Count	**105**	**135**	**126**	**268**	**111**	**745**
Unconsolidated JVs	—	—	—	—	(98)	(98)
Acquisitions	—	(12)	(5)	(14)	—	(31)
Assets in Development	—	—	(11)	(4)	—	(15)
Assets in Redevelopment	—	(11)	(5)	(2)	—	(18)
Assets held for sale	(2)	(20)	—	(6)	—	(28)
Senior housing triple-net to SHOP conversions	—	(52)	—	—	—	(52)
Completed Developments and Redevelopments - not Stabilized	—	(1)	(9)	(5)	—	(15)
Assets impacted by casualty event	—	—	(1)	—	—	(1)
Three-Month SPP Property Count	**103**	**39**	**95**	**237**	**13**	**487**
Completed Developments and Redevelopments - not Stabilized	—	(1)	(1)	(7)	—	(9)
Six-Month SPP Property Count	**103**	**38**	**94**	**230**	**13**	**478**

SEQUENTIAL SPP

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Prior Quarter Three-Month SPP Property Count	**126**	**50**	**97**	**236**	**13**	**522**
Assets in Redevelopment	—	(1)	(1)	—	—	(2)
Prior Development/Redevelopment now Stabilized	—	1	1	7	—	9
Assets held for sale	(2)	(10)	—	(4)	—	(16)
Assets sold	—	(1)	(1)	(2)	—	(4)
Senior housing triple-net to SHOP conversions	(21)	—	—	—	—	(21)
Assets impacted by casualty event	—	—	(1)	—	—	(1)
Current Quarter Three-Month SPP Property Count	**103**	**39**	**95**	**237**	**13**	**487**

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Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	June 30, 2019				
	Shares		Value		Total Value
Common stock (NYSE: HCP)	491,109	$	31.98	$	15,705,666
Convertible partnership (DownREIT) units	6,549		31.98		209,437
Total Market Equity	**497,658**			**$**	**15,915,103**
Consolidated debt					6,318,963
Total Market Equity and Consolidated Debt	**497,658**			**$**	**22,234,066**
HCP's share of unconsolidated JV debt					487,285
Total Market Equity and Enterprise Debt	**497,658**			**$**	**22,721,351**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended June 30, 2019				Weighted Average Shares Six Months Ended June 30, 2019			
	Shares Outstanding June 30, 2019	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as adjusted	Diluted FAD	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as adjusted	Diluted FAD
Common stock	491,109	478,739	478,739	478,739	478,739	478,260	478,260	478,260	478,260
Common stock equivalent securities:									
Restricted stock units	1,800	—	273	273	273	268	268	268	268
Dilutive impact of options	13	—	13	13	13	13	13	13	13
Equity forward agreements[(1)]	—	—	1,470	1,470	1,470	1,344	1,344	1,344	1,344
Convertible partnership (DownREIT) units	6,549	—	4,559	4,559	4,559	—	4,550	4,550	4,550
Total common stock and equivalents	**499,471**	**478,739**	**485,054**	**485,054**	**485,054**	**479,885**	**484,435**	**484,435**	**484,435**

(1) Represents the current dilutive impact of 21.9 million shares of common stock under forward sales agreements that have not been settled as of June 30, 2019. Based on the forward price of each agreement as of June 30, 2019, issuance of all 21.9 million shares would result in approximately $641 million of net proceeds. Subsequent to June 30, 2019, we utilized the forward provisions under our at-the-market program to allow for the sale of up to an additional 1.2 million shares of common stock, which would generate approximately $37 million of net proceeds based on the initial weighted average net price of the agreement. Based on the forward price of each agreement as of July 31, 2019, issuance of all 23.1 million shares would result in approximately $678 million of net proceeds.

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Indebtedness and Ratios

As of June 30, 2019, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank Line of Credit[1]	Term Loan[2]	Senior Unsecured Notes[3] Amounts	Senior Unsecured Notes[3] Rates %[4]	Mortgage Debt Amounts	Mortgage Debt Rates %[4]	Consolidated Debt	HCP's Share of Unconsolidated JV Debt Amounts[5]	HCP's Share of Unconsolidated JV Debt Rates %[4]	Enterprise Debt Amounts	Enterprise Debt Rates %[4]
2019	$ —	$ —	$ —	—	$ 1,456	—	$ 1,456	$ 889	—	$ 2,345	—
2020	—	—	—	—	3,046	5.08	3,046	152,396	4.73	155,442	4.73
2021	—	—	—	—	10,679	5.26	10,679	67,597	5.15	78,276	5.16
2022	—	—	650,000	3.83	2,694	—	652,694	35,023	4.89	687,717	3.88
2023	530,004	—	550,000	4.39	2,826	—	1,082,830	4,053	3.96	1,086,883	3.85
2024	—	250,000	1,150,000	4.17	2,958	—	1,402,958	935	—	1,403,893	4.03
2025	—	—	1,350,000	3.93	3,110	—	1,353,110	18,911	3.87	1,372,021	3.93
2026	—	—	650,000	3.39	3,061	2.85	653,061	942	—	654,003	3.39
2027	—	—	—	—	9,255	5.24	9,255	945	—	10,200	5.24
2028	—	—	—	—	46,188	3.80	46,188	35,375	4.46	81,563	4.09
Thereafter	—	—	950,000	4.67	69,707	4.18	1,019,707	2,708	3.90	1,022,415	4.63
	$ 530,004	**$ 250,000**	**$ 5,300,000**		**$ 154,980**		**$ 6,234,984**	**$ 319,774**		**$ 6,554,758**	
Other Debt[6]	—	—	—		—		87,211	168,843		256,054	
(Discounts), premium and debt costs, net	—	(1,179)	(37,306)		6,849		(31,636)	(1,332)		(32,968)	
	$ 530,004	**$ 248,821**	**$ 5,262,694**		**$ 161,829**		**$ 6,290,559**	**$ 487,285**		**$ 6,777,844**	
Mortgage debt on assets held for sale[7]	—	—	—		28,404		28,404	—		28,404	
	$ 530,004	**$ 248,821**	**$ 5,262,694**		**$ 190,233**		**$ 6,318,963**	**$ 487,285**		**$ 6,806,248**	
Weighted average interest rate %	3.29	3.38	4.07		4.13 [8]		3.98	4.74		4.01 [8]	
Weighted average maturity in years	3.9	4.9	6.7		14.3 [8]		6.6	3.0		6.4 [8]	

(1) Includes £55 million ($70 million) translated into U.S. dollars at June 30, 2019. On May 23, 2019, the Company executed a $2.5 billion unsecured revolving line of credit facility, which matures on May 23, 2023 and contains two six-month extension options. It accrues annual interest at LIBOR plus 82.5 basis points and incurs an annual facility fee of 15 basis points, based on our current unsecured credit rating.
(2) On June 20, 2019, the Company borrowed an aggregate $250 million under the new unsecured term loan, which matures on May 23, 2024. It accrues annual interest at LIBOR plus 90 basis points, based on our unsecured credit rating.
(3) Presented on a pro-forma basis to reflect the recent issuances of $650 million 3.25% Senior Notes due 2026, $650 million 3.50% Senior Notes due 2029 and the prepayments of $800 million 2.625% Senior Notes due 2020, $250 million 4.0% Senior Notes due 2022, and $250 million 4.25% Senior Notes due 2023.
(4) The rates are reported in the year in which the related debt matures.
(5) Reflects pro rata share of mortgage and other debt in our unconsolidated JVs.
(6) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.
(7) Represents mortgage debt of $28.4 million that matures in 2044 on assets held for sale.
(8) Excludes the impact of mortgage debt held for sale.

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Indebtedness and Ratios

As of June 30, 2019, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

DEBT STRUCTURE

		Balance	% of Total	Weighted Average Rates %[1]	Weighted Average Years to Maturity[1]
Secured	Fixed rate	$ 201,592	3	4.15	12.1
	Floating rate	273,162	4	4.83	2.6
	Combined	**$ 474,754**	**7**	**4.54**	**6.7**
Unsecured	Fixed rate	5,300,000	81	4.07	6.7
	Floating rate	780,004	12	3.31	4.2
	Combined	**$ 6,080,004**	**93**	**3.97**	**6.4**
Total	Fixed rate	5,501,592	84	4.07	6.9
	Floating rate	1,053,166	16	3.71	3.8
	Combined	**$ 6,554,758**	**100**	**4.01**	**6.4**
	Other Debt[2]	256,054			
	(Discounts), premiums and debt costs, net	(32,968)			
		$ 6,777,844			
	Mortgage debt on assets held for sale[3]	28,404			
	Enterprise Debt	**$ 6,806,248**			

FINANCIAL COVENANTS[4]

	Bank Line of Credit Requirement	Bank Line of Credit Actual Compliance
Leverage Ratio	No greater than 60%	39%
Secured Debt Ratio	No greater than 40%	4%
Unsecured Leverage Ratio	No greater than 60%	43%
Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	3.9x
Tangible Net Worth ($ billions)	No less than $7.0B	$9.8B

CREDIT RATINGS (SENIOR UNSECURED DEBT)

Moody's	Baa1 (Stable)
S&P Global	BBB+ (Stable)
Fitch	BBB (Positive)

(1) Presented on a pro-forma basis to reflect the recent issuances of $650 million 3.25% Senior Notes due 2026, $650 million 3.50% Senior Notes due 2029 and the prepayments of $800 million 2.625% Senior Notes due 2020, $250 million 4.0% Senior Notes due 2022, and $250 million 4.25% Senior Notes due 2023.
(2) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.
(3) Represents mortgage debt of $28.4 million that matures in 2044 on assets held for sale.
(4) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in the Company's consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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Investment Summary

For the three and six months ended June 30, 2019, dollars and square feet in thousands

INVESTMENT SUMMARY

	MSA	Date	Capacity	Property Count	Property Type		Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
ACQUISITIONS									
87/101 CambridgePark Drive[(1)]	Boston, MA	January	64 Sq. Ft.	1	Life science	$	—	$	91,500
Discovery	Various	April	1,242 Units	9	SHOP		445,000		445,000
5525 Medical (Overland Park)	Kansas City, MO	May	38 Sq. Ft.	1	Medical office		15,400		15,400
Oakmont	Various	May	200 Units	3	SHOP		112,915		112,915
Sierra Point Towers	San Francisco, CA	June	427 Sq. Ft.	2	Life science		245,000		245,000
Solana Preserve Vintage Park[(2)]	Houston, TX	June	—	—	SHOP		23,874		23,874
OTHER INVESTMENTS									
Development fundings							105,414		195,538
Redevelopment fundings							23,156		49,412
Loan fundings/Preferred Equity Investment[(3)]							36,522		60,120
Lease commissions - Dev/Redev/Acq							4,903		7,603
Total				**16**		**$**	**1,012,184**	**$**	**1,246,362**

(1) Includes a ground leasehold interest and associated development rights on a land site directly adjacent to 87 CambridgePark Drive for $20.5 million that we acquired in February 2019.
(2) In June 2019, we acquired the outstanding equity interest in a senior housing joint venture (holding one building) for $24 million, bringing our equity ownership to 100%.
(3) Includes fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle.



The Hartwell Innovation Campus
Lexington, MA

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Investment Summary ASSETS HELD FOR SALE Property Projected Sales Trailing Cash Capacity Count Price Yield(1) Various SHOP 1,691 Units 20 $ 146,170 Various Senior housing triple-net 120 Units 2 10,600 Various Medical office(2) 195 Sq. Ft. 6 16,750 Total 28 $ 173,520 6.5% DISPOSITIONS Property Sales Price/ Trailing Cash Date Capacity Count Property Type Proceeds Yield(1) Las Vegas, NV January 152 Units 1 SHOP $ 11,764 Various, RI January 375 Units 3 SHOP 34,125 Poway, CA January 26 Acres — Life science 35,400 Abingdon, VA January 73 Units 1 Senior housing 15,800 Various, CA February 205 Units 4 SHOP 15,700 Mount Vernon, IL February 112 Units 1 SHOP 6,000 Franklin, NC February 42 Units 1 Senior housing 10,300 Dallas, TX April 62 Sq. Ft. 2 Medical office 4,341 Miami, FL May 108 Units 1 SHOP 13,908 Greenville, SC May 8 Sq. Ft. 1 Medical office 1,200 Salt Lake City, UT May 36 Sq. Ft. 1 Life science 7,000 Various, MD & TX June 121 Sq. Ft. 2 Medical office 9,500 Total 18 $ 165,039 5.7% (1) Represents the average yield calculated using Cash NOI for the 12-month period prior to sale for dispositions and for the twelve month period ended June 30, 2019 for assets held for sale. (2) One property closed for $3.0 million in July 2019. 21 Return to TOC

Developments

As of June 30, 2019, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	Placed in Service	CIP[(1)]	Cost to Complete[(1)]	Total at Completion
Wholly-Owned							
Ridgeview	San Diego, CA	Life science	3	$ 31,734	$ 38,103	$ 3,275	$ 73,112
Sorrento Summit	San Diego, CA	Life science	1	—	10,090	8,510	18,600
The Shore at Sierra Point - Phase I	San Francisco, CA	Life science	2	—	157,789	78,874	236,663
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	1	—	60,124	51,266	111,390
75 Hayden	Boston, MA	Life science	1	—	55,646	104,569	160,215
The Shore at Sierra Point - Phase II	San Francisco, CA	Life science	2	—	60,655	230,952	291,607
The Shore at Sierra Point - Phase III	San Francisco, CA	Life science	1	—	17,212	76,302	93,514
Grand Strand	Myrtle Beach, SC	Medical office	1	—	12,569	13,515	26,084
Lee's Summit	Kansas City, MO	Medical office	1	—	1,756	14,275	16,031
Ogden	Ogden, UT	Medical office	1	—	2,011	16,177	18,188
Brentwood	Nashville, TN	Medical office	1	—	2,442	34,758	37,200
			15	**$ 31,734**	**$ 418,396**	**$ 632,474**	**$ 1,082,604**

Projected stabilized yields typically range from 6.0% - 8.0%

Project	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy: Initial	Actual / Estimated Occupancy: Stabilized[(2)]
Wholly-Owned					
Ridgeview	306	100	2Q16	1Q19	1Q20
Sorrento Summit	28	100	3Q17	4Q19	4Q19
The Shore at Sierra Point - Phase I	222	100	4Q17	4Q19	1Q20
The Cove at Oyster Point - Phase IV	164	100	2Q18	1Q20	1Q20
75 Hayden	214	—	2Q18	1Q21	4Q22
The Shore at Sierra Point - Phase II	266	—	4Q18	1Q21	4Q21
The Shore at Sierra Point - Phase III	103	—	4Q18	1Q22	4Q22
Grand Strand	90	71	4Q18	1Q20	4Q20
Lee's Summit	52	50	2Q19	3Q20	3Q22
Ogden	70	66	2Q19	2Q20	3Q22
Brentwood	119	49	2Q19	3Q20	4Q22
	1,634	**56**			

(1) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(2) Economic stabilization typically occurs three to six months following Stabilized occupancy.

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Redevelopments and Land Held for Development[1]

As of June 30, 2019, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	Placed in Service	Incremental Costs CIP[2]	Cost to Complete[2]	Total	Project Start	Estimated Completion Date[3]
Wholly-Owned									
Biotech Gateway	San Francisco, CA	Life science	2	$ 12,092	$ 13,033	$ 15,866	$ 40,991	1Q18	3Q19
Various SHOP	Various	SHOP	11	—	13,481	83,331	96,812	2Q18 - 2Q19	4Q19 - 4Q20
Pointe Grand	San Francisco, CA	Life science	1	—	11,645	2,818	14,463	3Q18	3Q19
St Matthews I	Louisville, KY	Medical office	1	519	6,684	3,991	11,194	3Q18	4Q19
Swedish IV	Denver, CO	Medical office	1	335	498	6,869	7,702	1Q19	1Q20
10410 Science Center Drive	San Diego, CA	Life science	1	—	4,201	24,139	28,340	1Q19	4Q19
10275 Science Center Drive	San Diego, CA	Life science	1	—	639	49,566	50,205	2Q19	1Q21
			18	**$ 12,946**	**$ 50,181**	**$ 186,580**	**$ 249,707**		

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
Wholly-Owned					
Forbes Research Center	San Francisco, CA	Life science	8	326	$ 49,070
Modular Labs III	San Francisco, CA	Life science	2	106	11,572
Torrey Pines Science Center	San Diego, CA	Life science	6	93	12,614
Directors Place	San Diego, CA	Life science	4	150	7,040
101 CambridgePark Drive	Boston, MA	Life science	1	N/A	21,045
Remaining	Various	Various	1	N/A	946
			22	**675**	**$ 102,287**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.
(2) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(3) Excludes the completion of tenant improvements.

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Capital Expenditures

For the three and six months ended June 30, 2019, dollars in thousands, except per unit/square foot

SECOND QUARTER	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 339	$ 4,560	$ 1,102	$ 2,939	$ —	$ 8,939
Tenant improvements - 2nd generation	—	—	1,450	3,426	—	4,876
Lease commissions - 2nd generation(1)	—	—	2,587	3,111	—	5,698
FAD capital expenditures	**$ 339**	**$ 4,560**	**$ 5,139**	**$ 9,476**	**$ —**	**$ 19,513**
Revenue enhancing capital expenditures	324	4,029	2,164	2,127	—	8,645
Casualty related capital expenditures(2)	99	1,554	—	—	—	1,653
Initial Capital Expenditures ("ICE")	—	191	—	494	—	685
Tenant improvements - 1st generation	—	—	5,379	3,851	—	9,230
Lease commissions - Dev/Redev/Acq(3)	—	—	4,614	289	—	4,903
Development	—	—	92,517	12,897	—	105,414
Redevelopment	—	4,574	12,641	5,940	—	23,156
Capitalized interest	—	118	6,600	231	—	6,948
Total capital expenditures	**$ 761**	**$ 15,026**	**$ 129,054**	**$ 35,306**	**$ —**	**$ 180,147**
Recurring capital expenditures per unit/sq. ft.	(4)	$313 per Unit	$0.15 per Sq. Ft.	$0.14 per Sq. Ft.		

YEAR-TO-DATE	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 644	$ 7,440	$ 1,642	$ 5,939	$ —	$ 15,665
Tenant improvements - 2nd generation	—	—	3,525	8,393	—	11,918
Lease commissions - 2nd generation(1)	—	—	4,956	6,195	—	11,150
FAD capital expenditures	**$ 644**	**$ 7,440**	**$ 10,122**	**$ 20,527**	**$ —**	**$ 38,733**
Revenue enhancing capital expenditures	589	9,575	2,331	3,659	—	16,155
Casualty related capital expenditures(2)	374	2,595	—	—	—	2,969
ICE	—	191	3	839	—	1,033
Tenant improvements - 1st generation	—	—	7,004	8,433	—	15,436
Lease commissions - Dev/Redev/Acq(5)	—	—	7,212	391	—	7,603
Development	—	—	177,803	17,734	—	195,538
Redevelopment	—	7,229	28,867	13,316	—	49,412
Capitalized interest	—	204	14,054	961	—	15,219
Total capital expenditures	**$ 1,608**	**$ 27,234**	**$ 247,396**	**$ 65,861**	**$ —**	**$ 342,098**
Recurring capital expenditures per unit/sq. ft.	(4)	$545 per Unit	$0.23 per Sq. Ft.	$0.29 per Sq. Ft.		

(1) Excludes lease commissions on Development, Redevelopment, and 1st generation recently acquired vacant space.
(2) Casualty related capital expenditures include the acquisition of generators for assisted living facilities in Florida, as required by administrative rules adopted by Florida healthcare agencies and ratified by the Florida legislature.
(3) Includes lease commissions on Development, Redevelopment, and 1st generation recently acquired space of $2.0 million, $2.8 million, and $0.1 million, respectively.
(4) Senior housing triple-net per unit is not presented as it is not meaningful.
(5) Includes lease commissions on Development, Redevelopment, and 1st generation recently acquired space of $2.2 million, $5.3 million, and $0.1 million, respectively.

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Portfolio Diversification

As of and for the quarter ended June 30, 2019, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

PORTFOLIO INCOME BY MSA

MSA	Property Count[1]	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total	% of Total
San Francisco, CA	81	$ 1,813	$ 1,190	$ 52,371	$ 798	$ —	$ 56,172	19
Dallas, TX	39	1,788	1,845	—	16,570	1,402	21,606	7
San Diego, CA	36	273	563	14,340	2,300	—	17,476	6
Houston, TX	40	374	6,046	—	9,791	343	16,554	6
Denver, CO	22	2,186	2,331	—	5,730	—	10,247	3
Washington, DC	19	6,569	2,022	—	981	—	9,571	3
Los Angeles, CA	11	2,603	752	—	1,203	3,785	8,342	3
Seattle, WA	13	1,973	(238)	—	6,275	—	8,010	3
New York, NY	11	4,349	2,593	—	—	—	6,942	2
Philadelphia, PA	6	3,113	217	—	3,132	—	6,462	2
Remaining	354	28,765	23,060	7,791	43,769	7,441	110,826	37
Cash NOI	**632**	**$ 53,807**	**$ 40,382**	**$ 74,502**	**$ 90,548**	**$ 12,971**	**$ 272,210**	**92**
Interest income	—	—	—	—	—	2,414	2,414	1
HCP's Share of Unconsolidated JVs	97	—	—	—	—	22,233	22,233	7
Portfolio Income	**729**	**$ 53,807**	**$ 40,382**	**$ 74,502**	**$ 90,548**	**$ 37,618**	**$ 296,857**	**100**

PORTFOLIO INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	**Property Count[1]**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Total**	**% of Portfolio Income**	**Property Count[1]**	**SHOP**	**Other**	**Total**	**% of Portfolio Income**
Brookdale	43	$ 18,910	$ —	$ —	$ —	$ 18,910	6	41	$ 12,945	$ 15,516	$ 28,460	10
Sunrise Senior Living	15	18,834	—	—	—	18,834	6	39 [2]	7,685	—	7,685	3
Hospital Corporation of America ("HCA")[3]	88	—	—	21,063	—	21,063	7	—	—	—	—	—
Amgen	7	—	13,333	—	—	13,333	4	—	—	—	—	—
Atria Senior Living	—	—	—	—	—	—	—	27	7,437	(177)	7,260	2
Remaining	418	16,062	61,169	69,485	20,944	167,660	56	51	12,315	1,335	13,651	5
Portfolio Income	**571**	**$ 53,807**	**$ 74,502**	**$ 90,548**	**$ 20,944**	**$239,800**	**81**	**158**	**$ 40,382**	**$ 16,674**	**$ 57,056**	**19**

(1) Excludes sixteen properties in Development, including one unconsolidated development.
(2) Includes fifteen properties converted to SHOP at quarter end for which Portfolio Income is reflected in Senior housing triple-net. Portfolio Income will be included in SHOP going forward.
(3) Includes Cash NOI for 1.4 million square feet in five properties that are 100% leased to HCA and 2.8 million square feet in 83 properties partially leased to HCA.

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Expirations and Maturities

As of June 30, 2019, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent[1]				
Year	**Total**	**% of Total**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Interest Income**
2019[2]	$ 54,328	5	$ —	$ 14,002	$ 40,326	$ —	$ —
2020	106,390	10	14,030	18,169	64,904	8,301	986
2021	112,503	11	8,024	49,025	52,096	1,668	1,690
2022	95,035	9	1,548	23,044	49,817	14,298	6,328
2023	108,875	11	25,318	41,442	41,602	—	513
2024	68,006	7	2,434	11,161	31,159	23,252	—
2025	108,224	11	2,803	44,299	61,101	—	20
2026	52,328	5	4,397	25,218	22,714	—	—
2027	65,278	6	12,590	35,624	17,064	—	—
2028	85,338	8	40,658	15,253	29,427	—	—
Thereafter[3]	167,630	16	73,021	54,259	36,343	4,007	—
	$ 1,023,935	**100**	**$ 184,821**	**$ 331,496**	**$ 446,553**	**$ 51,526**	**$ 9,538**
Weighted average maturity in years	5.8		9.0	5.8	4.6	4.1	2.9

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent[1]				
Year	**Total**	**% of Total**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Interest Income[4]**
2019[2]	$ 64,853	6	$ —	$ 14,002	$ 47,299	$ 613	$ 2,938
2020	118,230	12	14,030	18,169	62,937	23,094	—
2021	121,140	12	8,024	49,025	62,424	1,668	—
2022	92,464	9	1,548	23,044	48,100	13,685	6,087
2023	105,224	10	25,318	41,442	37,951	—	513
2024	52,486	5	2,434	11,161	30,433	8,458	—
2025	109,028	11	2,803	44,299	61,925	—	—
2026	43,035	4	4,397	25,218	13,420	—	—
2027	65,210	6	12,590	35,624	16,996	—	—
2028	85,106	8	40,658	15,253	29,195	—	—
Thereafter[3]	167,160	16	73,021	54,259	35,873	4,007	—
	$ 1,023,935	**100**	**$ 184,821**	**$ 331,496**	**$ 446,553**	**$ 51,526**	**$ 9,538**

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.
(3) Includes thirteen properties for which HCP and Prime Care reached an agreement to sell in 2Q19. Also includes 10 properties where renewal was exercised by tenant on July 1, 2019.
(4) Reflects the earliest point at which there is no prepayment penalty.

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Triple-Net Master Lease Profile(1)(2)



FACILITY EBITDAR CFC (TRAILING 12 MONTHS ENDED 03/31/2019)
5.00x
1.50x
1.25x
1.00x
0.75x
0.50x
0.25x
0.2%
1.4%
0.7%
0.1%
1.4%
1.3%
0.5%
0.1%
0.3%
0.1%
0.4%
0.3% (3)
0.4%
1.1%
0.4%
2.2%
1.3%
1.1%
1.4%
1.8%
2
4
6
8
10
12
25
TERM (YEARS TO EXPIRATION)
INVESTMENT TYPE
Senior Housing - Guaranty
Senior Housing - No Guaranty
Other - Guaranty
SIZE (Total HCP Cash NOI)
$0.25M
$1.00M
$3.00M

Facility EBITDAR CFC	% of Total Cash NOI and Interest Income	# of Leases/ Data Points	Weighted Average Maturity in Years	Guaranty(4)
Less than 1.0x	5.8	10	5.6	100.0%
1.00x - 1.25x	6.6	5	8.4	66.7%
1.26x - 1.50x	1.8	2	10.8	100.0%
1.51x and above	2.3	3	4.8	100.0%

(1) Excludes properties held for sale or sold, master leases with properties acquired during the period required to calculate CFC, and master leases that include newly completed developments that are not Stabilized. Additionally, excludes a data point representing two Sunrise properties that are planned to convert to SHOP in the second half of 2019 and includes a renewal exercised July 1, 2019.

(2) Multiple leases with Brookdale were combined into a single master lease with varying maturities. The varying maturities are reflected in the graph based on their renewal terms.

(3) Represents a three property master lease that was previously in development, which has reached the 24 month Stabilization period, but has not yet reached 80% occupancy.

(4) Represents the percentage of total Cash NOI supported by a corporate guaranty.

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Senior Housing Triple-net

As of and for the quarter ended June 30, 2019, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Assisted/Independent living[(1)(2)]	103	$ 1,736,340	$ 47,902	10,108	84.6	$ 5,580	1.17x	1.00x
CCRC	2	256,104	5,905	1,055	86.9	6,252	1.37x	1.17x
Total	**105**	**$ 1,992,445**	**$ 53,807**	**11,163**	**84.8**	**$ 5,646**	**1.19x**	**1.02x**

Operator	Investment	Cash NOI	Property Count	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Brookdale Senior Living	$ 787,257	$ 18,910	43	4,726	87.0	$ 5,383	1.20x	1.02x
Sunrise Senior Living[(1)(3)]	584,456	18,834	15	2,448	85.5	6,912	1.37x	1.17x
Aegis Living	182,152	4,666	10	702	89.6	8,822	1.44x	1.26x
Capital Senior Living	181,988	4,534	15	1,505	82.0	3,279	1.01x	0.87x
Harbor Retirement Associates[(2)]	183,562	4,457	12	1,187	78.4	5,807	1.07x	0.92x
Remaining	73,029	2,406	10	595	78.4	4,406	0.75x	0.59x
Total	**$ 1,992,445**	**$ 53,807**	**105**	**11,163**	**84.8**	**$ 5,646**	**1.19x**	**1.02x**

(1) Sunrise Senior Living and Total EBITDARM and EBITDAR CFC exclude eleven properties that are expected to sell and two properties that are expected to convert to SHOP in the second half of 2019.
(2) Harbor Retirement Associates and Total EBITDARM and EBITDAR CFC exclude four properties that are expected to sell in the second half of 2019.
(3) Includes Cash NOI for fifteen properties that converted to SHOP at quarter end. Property count, Investment, and units for these properties are reflected in SHOP. Going forward the Cash NOI will be reflected in SHOP.

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Senior Housing Triple-net Same Property Portfolio Dollars in thousands, except REVPOR 2Q18 3Q18 4Q18 1Q19 2Q19 Property count 103 103 103 103 103 Investment $ 1,971,541 $ 1,975,852 $ 1,978,066 $ 1,979,071 $ 1,973,301 Units 11,046 11,049 11,035 11,038 11,043 Occupancy % 86.4 85.4 85.2 85.5 85.0 REVPOR Triple-net $ 5,558 $ 5,578 $ 5,577 $ 5,572 $ 5,657 Facility EBITDARM CFC(1) 1.30x 1.28x 1.26x 1.23x 1.19x Facility EBITDAR CFC(1) 1.12x 1.11x 1.09x 1.05x 1.02x Real Estate Revenues $ 45,730 $ 45,977 $ 46,952 $ 45,917 $ 46,630 Operating Expenses (65) (70) (95) (79) (80) NOI $ 45,665 $ 45,907 $ 46,856 $ 45,838 $ 46,550 Cash Real Estate Revenues $ 45,523 $ 45,350 $ 47,905 $ 43,749 $ 46,947 Cash Operating Expenses (51) (56) (81) (65) (66) Cash NOI $ 45,472 $ 45,293 $ 47,824 $ 43,684 $ 46,881 Year-Over-Year Three-Month SPP Growth 3.1% (1) EBITDARM and EBITDAR CFC exclude fifteen properties that are expected to sell or convert to SHOP in the second half of 2019. 29 Return to TOC

Senior Housing Triple-net | New Supply

As of and for the quarter ended June 30, 2019, dollars in thousands

NEW SUPPLY ANALYSIS[1]

	Senior Housing Triple-net Portfolio					5-Mile Radius[2]				
MSA	**Units**	**Cash NOI**	**% of Triple-net Cash NOI**	**Properties/ Units Under Construction[3]**	**Cash NOI Exposed to New Supply[4]**	**5-Year 80+ Population Growth % 2019-2024**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment %**
US National Average						*14.1*	*12.0*	*$ 63*	*$ 218*	*4.0*
Washington, DC	1,189	$ 6,569	12.2	4 / 430	$ 831	20.5	9.4	121	541	2.7
New York, NY	737	4,349	8.1	1 / 81	527	11.6	3.1	94	554	3.6
Philadelphia, PA	542	3,113	5.8	-- / --	—	3.0	15.7	100	331	3.0
Los Angeles, CA	385	2,603	4.8	1 / 40	493	14.8	7.2	92	764	3.7
Portland, OR	896	2,334	4.3	1 / 224	454	19.8	27.2	72	347	3.9
Denver, CO	413	2,186	4.1	2 / 241	1,423	15.7	19.1	80	441	3.0
Jacksonville, FL	486	2,093	3.9	2 / 500	1,665	23.1	24.6	62	225	2.8
Seattle, WA	314	1,973	3.7	3 / 222	576	15.5	13.7	96	626	3.3
San Francisco, CA	214	1,813	3.4	-- / --	—	15.1	10.5	115	848	2.7
Dallas, TX	633	1,788	3.3	2 / 153	504	23.8	15.4	83	199	3.4
Austin, TX	269	1,582	2.9	-- / --	—	17.9	17.1	77	463	2.8
Sebastian, FL	298	1,502	2.8	1 / 11	521	14.6	10.8	57	243	5.1
Chicago, IL	285	1,306	2.4	-- / --	—	12.6	6.3	76	242	3.6
Providence, RI	276	1,288	2.4	-- / --	—	11.5	11.1	64	326	4.0
Charlotte, NC	451	1,241	2.3	2 / 197	416	24.2	17.5	70	245	3.5
Baltimore, MD	151	1,128	2.1	1 / 88	672	10.8	10.0	91	359	3.4
Tucson, AZ	282	935	1.7	-- / --	—	14.9	33.2	67	306	3.1
Sacramento, CA	272	909	1.7	-- / --	—	13.4	12.5	67	337	4.1
Atlanta, GA	282	843	1.6	1 / 173	303	22.8	13.8	77	298	2.9
Raleigh, NC	184	681	1.3	-- / --	—	26.9	24.1	67	328	2.9
Remaining	3,763	13,569	25.2	11 / 1,224	2,691	15.1	9.8	71	269	3.5
Total	**12,322**	**$ 53,807**	**100.0**	**32 / 3,584**	**$ 11,076**	**14.6**	**10.3**	**$ 84**	**$ 398**	**3.3**
% of Total Cash NOI and Interest Income					**4.0%**					

(1) Includes units and Cash NOI for fifteen properties operated by Sunrise Senior Living that converted from senior housing triple-net to SHOP in the quarter.

(2) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended June 30, 2019. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.

(3) Represents the number of properties and units with similar care types that are under construction.

(4) Represents total Cash NOI exposed to new construction and material expansions.

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SHOP[1]

As of and for the quarter ended June 30, 2019, dollars in thousands, except REVPOR

INVESTMENTS

Operator	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR SHOP
Brookdale Senior Living	26	$ 855,560	$ 12,945	4,037	84.9	$ 3,960
Sunrise Senior Living[1]	39	923,126	7,685	3,855	81.2	6,826
Atria Senior Living	27	574,989	7,437	3,542	82.8	4,390
Discovery Senior Living	11	486,209	4,109	1,542	79.1	4,323
Oakmont Senior Living[2]	7	280,381	3,727	669	—	—
Remaining	25	514,642	4,480	2,398	79.0	5,299
Total	**135**	**$ 3,634,908**	**$ 40,382**	**16,043**	**81.9**	**$ 4,927**

TOTAL OPERATING PORTFOLIO

	2Q18	3Q18	4Q18	1Q19	2Q19
Property count	102	97	93	102	135
Investment	$ 2,500,375	$ 2,462,108	$ 2,228,265	$ 2,556,785	$ 3,634,908
Units	13,527	12,995	11,708	12,807	16,043
Occupancy %	84.6	84.2	83.0	82.6	81.9
REVPOR SHOP	$ 4,027	$ 4,089	$ 4,259	$ 4,586	$ 4,927
Real Estate Revenues	$ 138,352	$ 137,044	$ 127,909	$ 126,181	$ 177,001
Operating Expenses	(101,767)	(106,182)	(104,617)	(96,948)	(137,460)
NOI	**$ 36,585**	**$ 30,863**	**$ 23,292**	**$ 29,233**	**$ 39,542**
Cash Real Estate Revenues	$ 136,700	$ 137,815	$ 127,950	$ 127,149	$ 178,129
Cash Operating Expenses	(100,239)	(105,576)	(101,428)	(96,764)	(137,747)
Cash NOI	**$ 36,461**	**$ 32,240**	**$ 26,522**	**$ 30,385**	**$ 40,382**
Cash NOI Margin %	26.7	23.4	20.7	23.9	22.7

(1) Includes property count, Investment, and units for fifteen properties that converted from senior housing triple-net in the quarter. Cash NOI for these properties is reflected in senior housing triple-net.

(2) Occupancy and REVPOR SHOP are not presented as the portfolio was not held as SHOP for the full quarter. Three properties were acquired and four properties were transitioned from senior housing triple-net during the quarter.

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SHOP | MSA

As of and for the quarter ended June 30, 2019, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

				Units[1]			REVPOR SHOP[1]	
MSA	**Investment**	**Cash NOI**	**% of SHOP Cash NOI**	**AL**	**IL**	**Occupancy %**	**AL**	**IL**
Houston, TX	$ 348,144	$ 6,046	15.0	311	1,723	86.0	$ 4,839	$ 2,814
Chicago, IL	187,099	3,034	7.5	250	659	82.0	6,776	4,648
New York, NY	196,128	2,593	6.4	639	—	89.0	8,229	—
Denver, CO	175,513	2,331	5.8	154	437	85.3	4,903	4,149
Washington, DC	278,586	2,022	5.0	973	100	79.9	6,635	—
Dallas, TX	119,664	1,845	4.6	287	391	86.8	4,211	2,925
Miami, FL	253,831	1,730	4.3	1,282	224	85.4	4,365	—
Baltimore, MD	141,686	1,298	3.2	463	—	76.7	6,433	—
San Francisco, CA	75,234	1,190	2.9	197	—	N/A	—	—
Memphis, TN	72,600	1,139	2.8	—	182	93.7	—	6,210
Sarasota, FL	79,200	1,104	2.7	126	164	94.1	4,387	—
Melbourne, FL	75,548	1,089	2.7	—	163	93.8	—	5,010
Sacramento, CA	96,797	1,020	2.5	158	—	N/A	—	—
Boston, MA	58,325	985	2.4	177	—	86.8	7,518	—
Riverside, CA	75,991	936	2.3	312	—	N/A	—	—
Victoria, TX	17,848	914	2.3	—	195	87.1	—	4,461
Phoenix, AZ	42,844	913	2.3	—	211	89.0	—	4,144
Austin, TX	38,732	848	2.1	136	—	98.2	5,446	—
Dayton, OH	32,155	796	2.0	175	—	89.3	5,555	—
Richmond, VA	50,343	774	1.9	204	—	N/A	—	—
Remaining	1,218,642	7,774	19.3	4,743	1,007	76.3	5,367	4,221
Total	**$ 3,634,908**	**$ 40,382**	**100.0**	**10,587**	**5,456**	**81.9**	**$ 5,571**	**$ 3,816**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care, such as memory care.

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SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR

CORE

	2Q18	3Q18	4Q18	1Q19	2Q19	Sequential Growth	Year-Over-Year Growth
Property count	28	28	28	28	28	—	—
Investment	$ 962,336	$ 967,253	$ 977,822	$ 981,180	$ 987,207	0.6 %	2.6 %
Units	3,941	3,936	3,936	3,935	3,936	— %	(0.1)%
Occupancy %	89.9	90.0	89.8	88.1	87.3	(0.8%)	(2.6%)
REVPOR SHOP	$ 4,245	$ 4,259	$ 4,257	$ 4,419	$ 4,442	0.5%	4.6 %
Real Estate Revenues	$ 45,074	$ 45,150	$ 45,195	$ 45,572	$ 45,594	—%	1.2 %
Operating Expenses	(29,151)	(29,475)	(30,352)	(29,945)	(29,621)	(1.1%)	1.6 %
NOI	**$ 15,923**	**$ 15,674**	**$ 14,843**	**$ 15,627**	**$ 15,973**	**2.2%**	**0.3%**
Cash Real Estate Revenues	$ 45,109	$ 45,247	$ 45,118	$ 45,940	$ 45,782	(0.3%)	1.5 %
Cash Operating Expenses	(29,128)	(29,501)	(29,678)	(30,139)	(29,749)	(1.3%)	2.1 %
Cash NOI	**$ 15,982**	**$ 15,746**	**$ 15,440**	**$ 15,801**	**$ 16,033**	**1.5%**	**0.3%**
Cash NOI Margin %	35.4	34.8	34.2	34.4	35.0	0.6%	(0.4%)

TRANSITION[1]

	2Q18	3Q18	4Q18	1Q19	2Q19	Sequential Growth	Year-Over-Year Growth
Property count	11	11	11	11	11	—	—
Investment	$ 273,614	$ 274,732	$ 278,529	$ 277,212	$ 278,572	0.5%	1.8 %
Units	1,500	1,501	1,501	1,502	1,502	— %	0.1 %
Occupancy %	87.8	87.1	88.2	87.8	86.8	(1.0%)	(1.0%)
REVPOR SHOP	$ 4,168	$ 4,101	$ 4,010	$ 4,231	$ 4,211	(0.5%)	1.0 %
Real Estate Revenues	$ 16,582	$ 15,924	$ 15,983	$ 16,661	$ 16,448	(1.3%)	(0.8%)
Operating Expenses	(11,922)	(11,637)	(12,419)	(11,703)	(11,951)	2.1%	0.2%
NOI	**$ 4,660**	**$ 4,287**	**$ 3,565**	**$ 4,958**	**$ 4,497**	**(9.3%)**	**(3.5%)**
Cash Real Estate Revenues	$ 16,480	$ 16,093	$ 15,919	$ 16,733	$ 16,469	(1.6%)	(0.1%)
Cash Operating Expenses	(11,419)	(11,656)	(12,005)	(11,703)	(11,951)	2.1%	4.7 %
Cash NOI	**$ 5,062**	**$ 4,437**	**$ 3,914**	**$ 5,030**	**$ 4,517**	**(10.2%)**	**(10.8%)**
Cash NOI Margin %	30.7	27.6	24.6	30.1	27.4	(2.7%)	(3.3%)

(1) Represents properties previously managed by Brookdale Senior Living that have transitioned to new operators in accordance with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

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SHOP Same Property Portfolio Dollars in thousands, except REVPOR TOTAL Sequential Year-Over- 2Q18 3Q18 4Q18 1Q19 2Q19 Growth Year Growth Property count 39 39 39 39 39 — — Investment $ 1,235,950 $ 1,241,985 $ 1,256,350 $ 1,258,392 $ 1,265,778 0.6% 2.4 % Units 5,441 5,437 5,437 5,437 5,438 — % (0.1)% Occupancy % 89.4 89.2 89.3 88.0 87.2 (0.8%) (2.2%) REVPOR SHOP $ 4,224 $ 4,217 $ 4,190 $ 4,368 $ 4,378 0.2% 3.6 % Real Estate Revenues $ 61,656 $ 61,074 $ 61,179 $ 62,233 $ 62,042 (0.3%) 0.6% Operating Expenses (41,074) (41,113) (42,771) (41,648) (41,572) (0.2%) 1.2% NOI $ 20,582 $ 19,961 $ 18,408 $ 20,585 $ 20,470 (0.6%) (0.5%) Cash Real Estate Revenues $ 61,590 $ 61,340 $ 61,036 $ 62,673 $ 62,251 (0.7%) 1.1 % Cash Operating Expenses (40,547) (41,157) (41,683) (41,841) (41,700) (0.3%) 2.8 % Cash NOI $ 21,043 $ 20,183 $ 19,353 $ 20,831 $ 20,550 (1.3%) (2.3%) Cash NOI Margin % 34.2 32.9 31.7 33.2 33.0 (0.2%) (1.2%) The Solana Deer Park Deer Park, IL 3434 Return to TOC

SHOP | New Supply

As of and for the quarter ended June 30, 2019, dollars in thousands

NEW SUPPLY ANALYSIS[1]

	SHOP					5-Mile Radius[2]				
MSA	**Units**	**Cash NOI**	**% of SHOP Cash NOI**	**Properties/ Units Under Construction[3]**	**Cash NOI Exposed to New Supply[4]**	**5-Year 80+ Population Growth % 2019-2024**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment%**
US National Average						*14.1*	*12.0*	*$ 63*	*$ 218*	*4.0*
Houston, TX	2,034	$ 6,046	15.0	4 / 792	$ 3,963	23.9	19.3	93	314	3.1
Chicago, IL	909	3,034	7.5	2 / 342	261	15.7	17.1	109	329	3.6
New York, NY	409	2,593	6.4	2 / 142	764	11.2	7.9	116	495	3.4
Denver, CO	591	2,331	5.8	3 / 571	1,205	16.0	16.9	68	392	3.2
Washington, DC	608	2,022	5.0	7 / 723	1,347	16.2	7.3	114	442	3.0
Dallas, TX	678	1,845	4.6	2 / 250	660	24.7	16.4	70	196	3.8
Miami, FL	1,506	1,730	4.3	4 / 471	535	11.3	9.6	64	252	3.8
Baltimore, MD	463	1,298	3.2	-- / --	—	18.1	7.2	99	343	3.5
San Francisco, CA	197	1,190	2.9	-- / --	—	15.6	11.4	92	680	3.3
Memphis, TN	182	1,139	2.8	2 / 343	1,139	17.9	23.4	83	236	2.5
Sarasota, FL	290	1,104	2.7	2 / 106	520	14.0	10.3	56	221	3.4
Melbourne, FL	163	1,089	2.7	-- / --	—	14.4	7.9	62	222	3.1
Sacramento, CA	158	1,020	2.5	3 / 216	1,020	16.0	16.4	87	412	3.4
Boston, MA	177	985	2.4	-- / --	—	10.5	11.0	91	602	2.2
Riverside, CA	312	936	2.3	-- / --	—	19.3	5.6	88	454	4.0
Victoria, TX	195	914	2.3	-- / --	—	10.9	—	69	154	3.6
Phoenix, AZ	211	913	2.3	1 / 128	913	19.8	14.8	57	226	4.2
Austin, TX	136	848	2.1	1 / 90	427	29.0	23.8	65	240	3.4
Dayton, OH	175	796	2.0	-- / --	—	10.5	13.0	70	172	2.9
Richmond, VA	204	774	1.9	1 / 42	774	15.2	30.6	104	363	2.2
Remaining	5,286	7,774	19.3	17 / 1,497	1,319	14.3	14.1	74	321	3.3
Total	**14,884**	**$ 40,382**	**100.0**	**51 / 5,713**	**$ 14,847**	**16.3**	**13.9**	**$ 84**	**$ 338**	**3.3**
% of Total Cash NOI and Interest Income					**5.4%**					

(1) Excludes fifteen properties operated by Sunrise Senior Living that converted from senior housing triple-net to SHOP in the quarter which are reflected in senior housing triple-net new supply analysis.
(2) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by NIC for the quarter ended June 30, 2019. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(3) Represents the number of properties and units with similar care types that are under construction.
(4) Represents total Cash NOI exposed to new construction and material expansions.

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Life Science As of and for the quarter ended June 30, 2019, dollars and square feet in thousands INVESTMENTS(1) Property Cash Square Occupancy MSA Count Investment NOI Feet % San Francisco, CA 75 $ 3,119,553 $ 52,371 4,612 95.7 San Diego, CA 30 820,667 14,340 2,009 96.1 Boston, MA 3 315,926 4,700 462 100.0 Remaining 7 146,615 3,091 476 100.0 115 $ 4,402,761 $ 74,502 7,559 96.3 SAME PROPERTY PORTFOLIO 2Q18 3Q18 4Q18 1Q19 2Q19 Property Count 95 95 95 95 95 Investment $ 3,051,682 $ 3,068,026 $ 3,079,334 $ 3,084,245 $ 3,095,780 Square Feet 5,821 5,822 5,822 5,822 5,820 Occupancy % 95.0 95.8 96.2 96.8 95.3 Real Estate Revenues $ 70,924 $ 73,745 $ 74,100 $ 74,005 $ 76,519 Operating Expenses (16,441) (17,624) (17,658) (16,526) (18,007) NOI $ 54,483 $ 56,121 $ 56,442 $ 57,479 $ 58,512 Cash Real Estate Revenues $ 70,162 $ 72,811 $ 73,198 $ 73,221 $ 74,985 Cash Operating Expenses (16,424) (17,611) (17,645) (16,513) (17,994) Cash NOI $ 53,739 $ 55,200 $ 55,553 $ 56,709 $ 56,992 Year-Over-Year Three-Month SPP Growth % 6.1% (1) Excludes eleven properties that are in Development. 36 Return to TOC

Life Science

As of June 30, 2019, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco		San Diego		Boston		Remaining	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent[1]**	**%**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**
2019[2]	407	6	$ 14,002	4	166	$ 5,966	162	$ 4,658	80	$ 3,378	—	$ —
2020	458	6	18,169	5	307	12,275	114	4,220	37	1,674	—	—
2021	792	11	49,025	15	645	43,653	147	5,372	—	—	—	—
2022	642	9	23,044	7	223	9,608	348	11,454	—	—	70	1,982
2023	695	10	41,442	13	571	36,108	97	3,918	27	1,416	—	—
Thereafter	4,288	59	185,814	56	2,502	129,545	1,062	29,539	318	14,248	406	12,481
	7,283	**100**	**$ 331,496**	**100**	**4,414**	**$ 237,155**	**1,931**	**$ 59,161**	**462**	**$ 20,716**	**476**	**$ 14,463**

TENANT CONCENTRATION

		Leased Square Feet		Annualized Base Rent[1]		
	Remaining Lease Term in Years	**Amount**	**% of Total**	**Amount**	**% of Total**	**Credit Rating**
Amgen	3.2	684	9	$ 51,143	15	A
Myriad Genetics	5.9	359	5	11,033	3	—
Rigel Pharmaceuticals	3.6	147	2	9,351	3	—
Denali Therapeutics	9.8	148	2	9,148	3	—
AstraZeneca Pharmaceuticals	7.7	156	2	8,558	3	BBB+
NuVasive	15.0	224	3	8,123	2	—
General Atomics	11.3	510	7	7,613	2	—
Shire	9.3	184	3	7,264	2	BBB+
Five Prime	8.5	115	2	7,025	2	—
Alector	9.8	105	1	6,483	2	—
Remaining	5.3	4,651	64	205,753	62	
	5.8	**7,283**	**100**	**$ 331,496**	**100**	


Public Biotech / Medical Device 52%
University, Government, Research 4%
Office and R&D 9%
Pharma 14%
Private Biotech / Medical Device 21%

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.

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Life Science Square feet in thousands LEASING ACTIVITY Annualized HCP Tenant Leased Base Rent % Change in Improvements Leasing Costs Average Lease Retention Square Feet Per Sq. Ft. Cash Rents per Sq. Ft. per Sq. Ft. Term (Months) Rate YTD Leased Square Feet as of March 31, 2019 6,686 $ 43.71 Acquisitions 427 46.67 Dispositions (36) 16.13 Developments 289 61.87 Redevelopments placed in service 84 58.43 Properties placed into redevelopment (83) 30.62 Expirations (262) 46.13 Renewals, amendments and extensions 224 46.73 10.7 $ 7.60 $ 6.24 46 76.5% New leases 119 34.63 49.57 13.34 120 Terminations (165) 33.83 Leased Square Feet as of June 30, 2019 7,283 $ 45.52 Torrey Pines Science Park San Diego, CA 38 Return to TOC

Medical Office

As of and for the quarter ended June 30, 2019, dollars and square feet in thousands

PORTFOLIO BY MARKET[1]

					Square Feet						
					On-campus[2]		Off-campus[3]		Total		
MSA	**Property Count**	**Investment**	**Cash NOI**	**Occupancy %**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**% of Total**
Dallas, TX	25	$ 710,223	$ 16,570	93.4	1,849	1,352	265	54	2,114	1,406	17
Houston, TX	29	565,250	9,791	91.0	1,320	1,365	287	—	1,606	1,365	14
Seattle, WA	6	226,743	6,275	93.5	667	—	—	—	667	—	3
Denver, CO	16	285,710	5,730	88.2	1,077	—	35	—	1,113	—	5
Nashville, TN	14	176,040	4,506	92.4	1,290	10	—	—	1,290	10	6
Louisville, KY	11	218,531	4,252	93.4	565	17	447	15	1,012	32	5
Greenville, SC	15	294,606	3,982	99.4	232	560	12	45	244	604	4
Salt Lake City, UT	13	150,420	3,225	91.1	434	63	261	7	695	71	4
Philadelphia, PA	3	372,187	3,132	85.2	700	—	217	90	917	90	5
Phoenix, AZ	13	184,452	2,784	90.5	519	—	207	—	726	—	4
San Diego, CA	5	110,226	2,300	98.3	—	176	155	—	155	176	2
Miami, FL	10	99,139	2,232	86.1	499	—	—	30	499	30	3
Las Vegas, NV	7	124,832	1,788	83.2	536	—	—	—	536	—	3
Kansas City, MO	4	94,421	1,626	96.8	299	—	—	8	299	8	1
Ogden, UT	9	63,912	1,285	86.6	269	—	13	68	282	68	2
San Antonio, TX	4	71,479	1,280	79.2	354	—	—	—	354	—	2
Los Angeles, CA	4	65,578	1,203	88.4	106	—	97	—	202	—	1
Fresno, CA	1	59,689	1,193	100.0	—	56	—	—	—	56	—
Sacramento, CA	2	75,361	1,029	99.0	—	—	29	92	29	92	1
Washington, DC	3	66,045	981	87.8	55	29	99	—	154	29	1
Remaining	70	879,878	15,386	95.2	1,735	1,243	422	399	2,157	1,642	18
	264	**$ 4,894,723**	**$ 90,548**	**92.0**	**12,504**	**4,871**	**2,546**	**807**	**15,050**	**5,678**	**100**

(1) Excludes four properties that are in Development.
(2) Includes 7.5 million square feet subject to ground leases with average expirations of 57 years and renewal options generally ranging from 10 to 25 years.
(3) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

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Medical Office

As of and for the quarter ended June 30, 2019, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

Health System	Health System Rank[1]	Credit Rating	Square Feet: On-Campus	Anchored[2]	Adjacent[2]	Off-Campus	Total	% of Total	Directly Leased by Health System: % Square Feet	% of Annualized Base Rent
HCA	2	Ba1	8,734	60	236	—	9,030	43.6	22.5	23.2
Memorial Hermann Health System	42	A1	1,709	80	—	—	1,788	8.6	8.3	4.5
Community Health Systems, Inc.	10	Caa3	1,189	51	—	—	1,239	6.0	5.6	3.8
Greenville Health System	71	A2	792	57	—	—	848	4.1	4.1	3.5
Norton Healthcare	121	—	582	15	328	—	926	4.5	2.8	3.1
Jefferson Health	160	A2	700	—	—	—	700	3.4	2.0	2.0
Providence Health & Services	4	Aa3	563	—	—	—	563	2.7	1.3	2.1
Steward Health Care	N/A	—	547	—	—	—	547	2.6	1.5	1.4
Remaining - credit rated			2,228	719	507	—	3,454	16.7		
Non-credit rated			330	193	56	1,053	1,631	7.9		
Total			**17,375**	**1,174**	**1,127**	**1,053**	**20,728**	**100.0**	**48.1**	**43.6**
% of Total			**83.8**	**5.7**	**5.4**	**5.1**				
Total Healthcare Affiliated				**94.9%**						

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[3]	HCP Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of March 31, 2019	**19,108**	**$ 24.27**					
Acquisitions	38	25.30					
Dispositions	(112)	18.45					
Expirations	(415)	25.47					
Renewals, amendments and extensions	332	26.35	3.4	$ 9.03	$ 3.36	49	80.0%
New leases	152	25.36		30.44	7.80	85	
Terminations	(36)	24.08					
Leased Square Feet as of June 30, 2019	**19,067**	**$ 24.50**					

(1) Ranked by revenue based on the 2018 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 50% or more leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

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Medical Office

As of and for the quarter ended June 30, 2019, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]

	Total			On-Campus			Off-Campus	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent[2]**	**%**	**Square Feet**	**Annualized Base Rent[2]**	**Square Feet**	**Annualized Base Rent[2]**
2019[3]	1,560	8	$ 40,326	9	1,235	$ 32,687	326	$ 7,639
2020	2,469	13	64,904	15	2,172	58,075	297	6,828
2021	2,033	11	52,096	12	1,734	44,637	300	7,459
2022	1,931	10	49,817	11	1,512	38,891	419	10,926
2023	1,593	8	41,602	9	1,315	34,502	279	7,101
Thereafter	9,349	49	197,809	44	7,973	165,228	1,376	32,580
	18,935	**100**	**$ 446,553**	**100**	**15,940**	**$ 374,020**	**2,995**	**$ 72,533**

SAME PROPERTY PORTFOLIO

	2Q18	3Q18	4Q18	1Q19	2Q19
Property Count	237	237	237	237	237
Investment	$ 4,096,973	$ 4,116,656	$ 4,153,848	$ 4,169,627	$ 4,183,639
Square feet	18,745	18,728	18,778	18,780	18,783
Occupancy %	92.3	92.4	92.6	92.4	92.5
Real Estate Revenues	$ 123,887	$ 126,069	$ 124,297	$ 126,834	$ 126,653
Operating Expenses	(43,320)	(44,846)	(42,466)	(43,220)	(44,059)
NOI	**$ 80,567**	**$ 81,223**	**$ 81,832**	**$ 83,614**	**$ 82,594**
Cash Real Estate Revenues	$ 121,434	$ 124,208	$ 122,409	$ 124,777	$ 125,172
Cash Operating Expenses	(42,638)	(44,167)	(41,746)	(42,511)	(43,351)
Cash NOI	**$ 78,796**	**$ 80,041**	**$ 80,663**	**$ 82,266**	**$ 81,820**
Year-Over-Year Three-Month SPP Growth %					**3.8%**

(1) Excludes 132,000 square feet and annualized base revenue of $2.9 million related to six assets held for sale at June 30, 2019.
(2) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(3) Includes month-to-month and holdover leases.

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Other | Wholly-owned

As of and for the quarter ended June 30, 2019, dollars in thousands

LEASED PROPERTIES

Type/Operator	Property Count	Investment	Cash NOI	Beds	Occupancy %[1]	Facility EBITDARM CFC[1]	Facility EBITDAR CFC[1]
Hospitals	12	$ 303,591	$ 12,651	1,310	50.0	3.49x	3.15x
Post-acute/skilled	1	17,909	320	120	92.1	2.06x	1.68x
Total Leased Properties	**13**	**$ 321,500**	**$ 12,971**				

DEBT INVESTMENTS

	Investment	Interest Income	Yield	Weighted Average Maturity in Years
620 Terry Development Loan[2]	$ 83,964	$ 1,173	6.5%	3.5
Remaining	60,069	1,241	8.3%	2.6
Total Debt Investments	**$ 144,033**	**$ 2,414**	**7.3%**	**3.2**

SAME PROPERTY PORTFOLIO

	2Q18	3Q18	4Q18	1Q19	2Q19
Property count	13	13	13	13	13
Investment	$ 321,500	$ 321,500	$ 321,500	$ 321,500	$ 321,500
Beds	1,430	1,430	1,430	1,430	1,430
Occupancy %[1]	51.2	47.9	46.2	47.2	50.0
Facility EBITDARM CFC[1]	3.47x	3.66x	3.44x	3.33x	3.49x
Facility EBITDAR CFC[1]	3.13x	3.32x	3.10x	2.99x	3.15x
Real Estate Revenues	$ 12,561	$ 12,648	$ 12,664	$ 12,700	$ 12,764
Operating Expenses	(17)	(8)	(26)	(7)	(7)
NOI	**$ 12,544**	**$ 12,640**	**$ 12,638**	**$ 12,694**	**$ 12,756**
Cash Real Estate Revenues	$ 12,680	$ 12,838	$ 12,858	$ 12,895	$ 12,982
Cash Operating Expenses	(17)	(8)	(26)	(7)	(7)
Cash NOI	**$ 12,663**	**$ 12,830**	**$ 12,833**	**$ 12,888**	**$ 12,974**
Year-Over-Year Three-Month SPP Growth					**2.5%**

(1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data. SPP occupancy and CFC excludes data for one post-acute/skilled property.

(2) Investment represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle. Upon sale or refinancing, we will receive 20% of fair market value in excess of the total development cost.

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Other | Unconsolidated JVs[1]

As of and for the quarter ended June 30, 2019, dollars and square feet in thousands

SELECTED FINANCIAL DATA AT 100%	Total	CCRC JV	Other SHOP JVs	U.K. JV	Medical Office	Remaining
Joint ventures' Investment	$ 2,317,085	$ 1,509,194	$ 238,232	$ 508,605	$ 51,478	$ 9,576
Joint ventures' mortgage debt	1,026,274	608,216	129,829	285,644	—	2,585
Property count	98	15	9	68	3	3
Capacity		7,270 Units	932 Units	3,586 Beds	294 Sq. Ft.	360 Beds
Occupancy %		85.7	88.0	88.8	77.0	77.4
Total revenues	$ 130,670	$ 107,826	$ 10,214	$ 10,459	$ 1,725	$ 446
Operating expenses	(94,807)	(86,640)	(7,291)	—	(861)	(15)
NOI	**$ 35,863**	**$ 21,186**	**$ 2,923**	**$ 10,459**	**$ 864**	**$ 431**
Depreciation and amortization	(31,458)	(25,380)	(1,939)	(3,535)	(533)	(71)
General and administrative expenses	(1,030)	(68)	(26)	(863)	(71)	(2)
Interest expense and other	(11,596)	(6,070)	(1,692)	(3,764)	—	(70)
Net income (loss)	**$ (8,221)**	**$ (10,332)**	**$ (734)**	**$ 2,297**	**$ 260**	**$ 288**
Depreciation and amortization	31,458	25,380	1,939	3,535	533	71
NAREIT FFO	**$ 23,237**	**$ 15,048**	**$ 1,205**	**$ 5,832**	**$ 793**	**$ 359**
Non-refundable Entrance Fee sales, net[2]	9,887	9,887	—	—	—	—
Non-cash adjustments to NOI	(813)	(68)	110	(879)	24	—
Non-cash adjustments to net income	847	264	45	536	—	2
FAD capital expenditures	(2,179)	(1,830)	(296)	—	(53)	—
FAD	**$ 30,979**	**$ 23,301**	**$ 1,064**	**$ 5,489**	**$ 764**	**$ 361**
HCP's SHARE OF UNCONSOLIDATED JVs						
HCP's ownership percentage		49%	41% - 90%	49%	20% - 67%	80%
HCP's net equity investment[3]	$ 321,534	$ 158,956	$ 50,537	$ 100,582	$ 9,963	$ 1,496
HCP's preferred equity investment[4]	3,266	—	3,266	—	—	—
Mortgage debt[3]	318,442	102,305	76,172	139,965	—	—
NOI	17,771	10,381	1,492	5,125	428	345
Cash NOI	22,142	15,126	1,549	4,694	428	345
Net income (loss)[3]	(1,506)	(2,568)	(744)	1,363	212	231
NAREIT FFO[3]	13,617	9,437	388	3,093	411	288
FAD[3]	17,360	13,439	311	2,925	396	289

(1) Excludes land held for development and includes one senior housing development.
(2) Includes $19.4 million related to non-refundable Entrance Fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $9.5 million related to non-refundable Entrance Fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.
(3) HCP's pro rata share excludes activity related to $191 million of debt funded by HCP at the CCRC JV.
(4) Represents preferred interest earning 10% return in a Discovery Senior Living development investment.

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Other Unconsolidated JV Capital Represents HCP's pro rata share of unconsolidated JVs for the three and six months ended June 30, 2019, dollars in thousands UNCONSOLIDATED JV CAPITAL Three Months Ended Six Months Ended June 30, 2019 June 30, 2019 FAD capital expenditures $ 1,074 $ 2,246 Revenue enhancing capital expenditures 3,014 6,267 Tenant improvements - 1st generation (4) 4 Development 4,233 6,381 Capitalized interest 180 341 Total capital expenditures $ 8,496 $ 15,239 DEVELOPMENT PROJECTS IN PROCESS Actual / Estimated Occupancy Property Cost to Total at Project Project MSA Property Type Count CIP Complete Completion Units Start Initial Stabilized Waldwick New York, NY Senior housing 1 $ 18,528 $ 5,089 $ 23,617 79 3Q17 4Q19 2Q21 LAND HELD FOR DEVELOPMENT Estimated Gross Site Rentable Investment Project MSA Property Type Acreage Units to Date Oakmont Village Santa Rosa, CA Senior housing 3 74 $ 2,341 Brandywine Philadelphia, PA Senior housing 8 67 797 11 141 $ 3,138 44 Return to TOC

Other CCRC JV Dollars in thousands, except REVPOR CCRC JV 2Q18 3Q18 4Q18 1Q19 2Q19 Property count 15 15 15 15 15 Units 7,262 7,268 7,273 7,269 7,270 Occupancy % 85.8 85.5 85.7 85.8 85.7 REVPOR(1) $ 5,132 $ 5,188 $ 5,206 $ 5,208 $ 5,262 HCP's SHARE OF CCRC JV Investment $ 718,920 $ 723,044 $ 729,503 $ 733,817 $ 739,505 Cash Real Estate Revenues excluding Cash NREFs, net $ 46,983 $ 47,370 $ 47,682 $ 47,728 $ 48,188 Cash NREFs, net(2) 7,186 10,299 8,687 7,767 9,226 Cash Operating Expenses (40,980) (42,095) (42,126) (41,181) (42,288) Cash NOI $ 13,189 $ 15,574 $ 14,243 $ 14,315 $ 15,126 Margin % including NREFs, net 24.2 26.8 25.1 25.7 26.2 Year-Over-Year Three-Month Growth 14.7% (1) The 3-month average Cash Rental and Operating Revenues per occupied unit excluding Cash NREFs, net for the period presented. (2) Represents non-refundable Entrance Fees, net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary. 45 Return to TOC

2019 Guidance Projected full year 2019, dollars in millions, except per share amounts Full Year 2019 Guidance (July 31, 2019) Net income, FFO and FFO as Adjusted per Share Guidance Diluted earnings per common share $0.15 - $0.21 Diluted NAREIT FFO per common share $1.62 - $1.66 Diluted FFO as adjusted per common share $1.73 - $1.77 Annualized dividend per share $1.48 Year-Over-Year SPP Cash NOI Guidance Total Portfolio 2.0% - 3.0% Other Supplemental Information - Cash Addition (Reduction) Amortization of deferred compensation $14 - $16 Amortization of deferred financing costs $11 - $15 Straight-line rents ($25) - ($31) FAD capital expenditures ($95) - ($110) CCRC Entrance Fees, net $12 - $16 Deferred income taxes ($12) - ($18) Other FAD adjustments - primarily JV FAD Capital ($3) - ($7) Capital Expenditures (excluding FAD Capital Expenditures)(1) 1st generation tenant improvements / ICE $55 - $70 Casualty related capital $5 - $10 Revenue enhancing $70 - $85 Development and Redevelopment $600 - $700 Development loan funding $85 - $95 Other Items Interest income $8 - $12 General and administrative $84 - $89 Interest expense $215 - $235 HCP's share of Unconsolidated JVs Cash NOI $75 - $83 HCP's share of Unconsolidated JVs NAREIT FFO $48 - $56 (1) Includes HCP's Share of Unconsolidated JVs. 46 Return to TOC

Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs, and/or interest income annualized for 12 months. Annualized Base Rent excludes properties in our SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors, and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Cash Flow Coverage ("CFC")*

Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not HCP) to meet the operator's/tenant's related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, and facilities for which data is not available or meaningful.

Cash Operating Expenses*

Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.

Cash Real Estate Revenues*

Cash Real Estate Revenues represent rental and related revenues, resident fees and services, and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt, and other debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDAre and Adjusted EBITDAre*

EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts ("NAREIT") and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains), and is adjusted to include our share of CCRC non-refundable entrance fees received. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

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Glossary

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and NAREIT FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees ("NREFs") are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Facility EBITDAR and Facility EBITDARM*

Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (HCP as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower's net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds Available for Distribution ("FAD")*

See the "Funds Available for Distribution" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD.

Funds From Operations ("NAREIT FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NAREIT FFO and FFO as adjusted.

HCP's Share of Unconsolidated Joint Ventures ("JVs")

HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

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Glossary

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDAre*

Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations ("NOI") and Cash NOI*

NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities' average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect HCP's share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by us.

Penetration Rate

Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects.

Portfolio Income*

Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.

Real Estate Revenues*

Real Estate Revenues include rental related revenues, tenant recoveries, resident fees and services and income from DFLs.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease.

REVPOR SHOP*

The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

REVPOR Triple-net

The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same Property Portfolio ("SPP")*

SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).

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Glossary Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. 50 Return to TOC

Adjusted EBITDAre and Adjusted Debt Ratios Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDAre Three Months Ended June 30, 2019 Net income (loss) $ (9,980) Interest expense 56,942 Income tax expense (benefit) (1,864) Depreciation and amortization 165,296 Other depreciation and amortization 2,092 Loss (gain) on sales of real estate, net (11,448) Loss (gain) upon consolidation of real estate, net (12,817) Impairments (recoveries) of depreciable real estate, net 58,391 HCP’s share of unconsolidated JV: Interest expense 4,214 Income tax expense (benefit) 148 Depreciation and amortization 15,123 Other JV adjustments (127) EBITDAre $ 265,970 Transaction-related items 6,435 Other impairments (recoveries) and losses (gains), net 10,147 Severance and related charges 3,728 Loss on debt extinguishments 1,135 Litigation costs (recoveries) (527) Casualty-related charges (recoveries), net (6,579) Amortization of deferred compensation 4,308 Foreign currency remeasurement losses (gains) (159) CCRC entrance fees 4,845 Adjusted EBITDAre $ 289,303 ADJUSTED FIXED CHARGE COVERAGE Interest expense 56,942 Capitalized interest 7,045 HCP’s share of unconsolidated JV interest expense and capitalized interest 4,297 Fixed Charges $ 68,284 Adjusted Fixed Charge Coverage 4.2x 51 Return to TOC

Debt Ratios As of and for the quarter ended June 30, 2019, dollars in thousands ENTERPRISE DEBT AND NET DEBT June 30, 2019 Bank line of credit $ 530,004 Term loan 248,821 Senior unsecured notes 5,262,694 Mortgage debt(1) 190,233 Other debt 87,211 Consolidated Debt $ 6,318,963 HCP's share of unconsolidated JV mortgage debt 318,442 HCP's share of unconsolidated JV other debt 168,843 Enterprise Debt $ 6,806,248 Cash and cash equivalents (130,521) HCP's share of unconsolidated JV cash and cash equivalents (32,030) Net Debt $ 6,643,697 FINANCIAL LEVERAGE June 30, 2019 Enterprise Debt $ 6,806,248 Enterprise Gross Assets 17,885,667 Financial Leverage 38.1% SECURED DEBT RATIO June 30, 2019 Mortgage debt $ 190,233 (1) Includes mortgage debt of $28.4 million on assets held for HCP's share of unconsolidated JV mortgage debt 318,442 sale that matures in 2044. Enterprise Secured Debt $ 508,675 (2) Represents the current quarter Adjusted EBITDAre multiplied by a factor of four. Enterprise Gross Assets 17,885,667 Secured Debt Ratio 2.8% NET DEBT TO ADJUSTED EBITDAre Three Months Ended June 30, 2019 Net Debt $ 6,643,697 Adjusted EBITDAre 1,157,212 (2) Net Debt to Adjusted EBITDAre 5.7x 52 Return to TOC

COMPANY Information BOARD OF DIRECTORS BRIAN G. CARTWRIGHT LYDIA H. KENNARD Chairman of the Board, HCP, Inc. President and Chief Executive Officer, Former General Counsel KDG Construction Consulting U.S. Securities and Exchange Commission KATHERINE M. SANDSTROM THOMAS M. HERZOG Advisor, President and Chief Executive Officer, HCP, Inc. Heitman, LLC CHRISTINE N. GARVEY Former Global Head of Corporate Real Estate Services, Deutsche Bank AG R. KENT GRIFFIN, JR. Former President and Chief Operating Officer, BioMed Realty Trust, Inc. DAVID B. HENRY Former Vice Chairman and Chief Executive Officer, Kimco Realty Corporation EXECUTIVE MANAGEMENT THOMAS M. HERZOG SHAWN G. JOHNSTON President and Chief Executive Officer Executive Vice President Chief Accounting Officer SCOTT M. BRINKER Executive Vice President GLENN T. PRESTON Chief Investment Officer Executive Vice President Medical Office Properties THOMAS M. KLARITCH Executive Vice President Chief Operating Officer Chief Development Officer TROY E. MCHENRY Executive Vice President General Counsel and Corporate Secretary PETER A. SCOTT Executive Vice President Chief Financial Officer 53 Return to TOC

Medical City Dallas Forward-Looking Statements Dallas, TX & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions; (ii) future new supply and demographics; and (iii) the Company’s 2019 guidance and assumptions with respect thereto. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues and net operating income; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages 54 Continued Return to TOC

The Cove Forward-Looking Statements South San Francisco, CA & Risk Factors (continued) and the renewal or rollover of existing leases; the Company’s or its counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.hcpi.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. 55 Return to TOC

CORPORATE HEADQUARTERS SAN FRANCISCO OFFICE NASHVILLE OFFICE 1920 MAIN STREET, SUITE 1200 950 TOWER LANE, SUITE 1650 3000 MERIDIAN BOULEVARD, SUITE 200 IRVINE, CA 92614 FOSTER CITY, CA 94404 FRANKLIN, TN 37067 (949) 407-0700 56 Return to TOC